                                                                    EXHIBIT 10.1


                               AGREEMENT OF LEASE



                                    BETWEEN



                                   LCC, INC.
                                     TENANT



                                      AND




                       SECOND COURTHOUSE PLAZA ASSOCIATES
                              LIMITED PARTNERSHIP

                         THE CHARLES E. SMITH COMPANIES
                                    LANDLORD

                                 LEASE ABSTRACT


                                   LCC, INC.


LOCATION:                 Arlington Courthouse Plaza II
                          2300 Clarendon Boulevard
                          Arlington, Virginia  22201

DEMISED PREMISES:         Entire eighth (8th) and ninth (9th) floors and a portion
                          of the tenth (10th) floor measuring approximately 46,722
                          square feet.

LEASE TERM:               Ten (10) years with two (2) five (5) year options to renew.

RIGHT TO TERMINATE:       Option to terminate at the end of the sixth (6th) lease
                          year with twelve (12) months prior written notice and the
                          payment of $1,070,712.50.

BASE RENT:                Years 1-7   $25.00 per square foot.
                          Years 8-10  $27.50 per square foot.

BASE RENT ESCALATION:     Thirty percent (30%) of CPI based on the net rent
                          component of $17.84 per square foot, but in no event
                          greater than two and one half percent (2.5%) of previous
                          year's adjusted base rent.

OPERATING EXPENSE AND     Increases in Operating Expenses and Real Estate Taxes over
REAL ESTATE TAX           and above the costs incurred in the base year.  Base year
ESCALATION:               is calendar year 1991 adjusted to reflect ninety-five
                          percent (95%) occupancy and shall in no event be less than
                          $7.16 per square foot.

RENTAL ABATEMENT:         First 22.4 months.

FIRST MONTH'S RENT:       $97,337.50 cash or Letter of Credit with lease execution.

SECURITY DEPOSIT:         $97,337.50 cash or Letter of Credit held for the first
                          five (5) years.

LANDLORD'S CONTRIBUTION:  Unlimited Building Standard Tenant Work plus an allowance of $23.65 per square foot (plus a partitioning credit of
                          $23.70 per linear foot for work station partitions and
                          $50.00 per work station for electrical).

ADDITIONAL TENANT         Space Plan Allowance $1.12 per square foot.
ALLOWANCE:                Special Arch/Engineering $0.50 per square foot.
                          Moving Expense $2.00 per square foot

LANDLORD'S PAYMENT OF     Within thirty (30) days of Tenant approved invoices.
ALLOWANCE:                Landlord will pay one and one half percent (1.5%) per
                          month on any balance outstanding after sixty (60) days.

LEASE COMMENCEMENT:       Upon substantial completion of all Tenant work (projected
                          to be November 30, 1990).  Space to be delivered on or
                          before a Friday to allow for move-in over a weekend, with
                          lease commencement postponed to the next succeeding
                          Monday.

DELAYED OCCUPANCY:        Landlord to pay the unamortized portion of any hold-over
                          rent after December 1, 1990.

ACCESS PRIOR TO LEASE     During the last thirty (30) days of construction with last
COMMENCEMENT:             ten (10) days substantially free of Landlord's
                          contractors.

RENEWAL OPTIONS:          Upon twelve (12) months prior written
                          notice at ninety-five percent (95%) of
                          market rent including market concessions.

EXPANSION SPACE:          Hold Space - 7,070 square feet contiguous
                          on tenth (10th) floor upon same terms and
                          conditions (pro rata based on remaining
                          term) up until December 1, 1990.

                          Option Space - Approximately 6,000 square feet each at the beginning of the fourth
                          (4th), sixth (6th), eighth (8th), and tenth
                          (10th) lease years at ninety-five (95%) of the market including market concessions.

RIGHT OF FIRST OFFERING:  All space coming available in the building for lease to third (3rd) parties at
                          ninety-five percent (95%) of market
                          including market concessions.

SUBLETTING AND            LCC shall have the right to sublease or
ASSIGNMENT:               assign subject only to Landlord's approval
                          which approval shall not be unreasonably
                          withheld, conditioned or delayed.

PARKING:                  Ninety-four (94) spaces of which fifteen
                          (15) shall be reserved. Rate of sixty-five dollars ($65) for first (1st) year with maximum annual increase of five percent
                          (5%). Additional parking at same ratio for additional space leased.

HOURS OF OPERATION:       8:00 a.m. - 7:00 p.m., Monday through Friday
                          9:00 a.m. - 2:00 p.m., Saturday.

OVERTIME HVAC:            $51.86 per hour for one (1) floor Monday
                          through Saturday, $62.75 per hour for one
                          (1) floor Sunday and holidays (minimum of
                          four (4) hours on Sundays and holidays).
                          Each additional floor--add $19.14 per hour
                          (rates subject to change to reflect
                          increased costs).

LEGAL HOLIDAYS:           Services will not be provided on:

                          New Year's Day
                          President's Day
                          Memorial Day
                          Independence Day
                          Labor Day
                          Columbus Day
                          Thanksgiving Day
                          Christmas Day.

BUILDING SECURITY:        Electronic card reader on all suite entry
                          doors and stairwell doors connecting the
                          eighth (8th), ninth (9th) and tenth (10th)
                          floors (and eleventh (11th)  if space
                          leased on that floor).

BUILDING ACCESS:          Continuous access to the demised premises
                          and the parking garage.
                          Not to exceed five (5) watts per square
                          foot for Tenant's lighting and equipment.

ELECTRICAL CONSUMPTION    Landlord may submeter at Landlord's
BY TENANT:                expense.

ROOF ANTENNA:             - Up to three (3) antennae at no expense
                          - Area of 10' x 10' for LCC equipment
                          - Access to roof at all times.

SIGNAGE:                  Two (2) signs on the exterior of the
                          building as approved by Landlord.

NON-DISTURBANCE:          Existing and future mortgagees.

PUNCH LIST ITEMS:  To be completed within thirty (30) days of lease commencement. If after forty-five (45) days any items not complete, LCC shall receive one (1) day of free rent for each day not completed.

REPAINTING:        At the end of the fifth (5th) year (if option to terminate not exercised).

BROKERS:           Fred A. Ezra
                   Robert L. Bassett
                   Jeffrey S. Burde.

                                                                       LCC, INC.
                                                   ARLINGTON COURTHOUSE PLAZA II
                                                         8TH, 9TH AND SUITE 1000






                             OFFICE BUILDING LEASE
















































                       CHARLES E. SMITH MANAGEMENT, INC.
                               2345 CRYSTAL DRIVE
                    CRYSTAL CITY, ARLINGTON, VIRGINIA  22202

                               TABLE OF CONTENTS

                        SPECIFIC AND GENERAL PROVISIONS


                                                                         PAGE
                                                                         ----
  1.   SPECIFIC PROVISIONS ..............................................  1
  2.   RENT .............................................................  5
            2.1 Base Annual Rent ........................................  5
            2.2 Additional Rent .........................................  5
                 (a)  Real Estate Taxes .................................  5
                 (b)  Operating Expenses ................................  5
                 (c)  CPI ...............................................  5
                 (d)  Landlord shall have the right to change
                           its fiscal year from time to time ............  5
       2.3 Additional Rent Estimates and Adjustments ....................  6
       2.4 Rent Adjustment Limit ........................................  6
       2.5 Survival of Rent Obligation ..................................  6
       2.6 Pro Rata Share ...............................................  7
       2.7 Prorated Rent ................................................  7
       2.8 Application of Rent ..........................................  7
       2.9 Late Payment Fee .............................................  7
       2.10 Other Tenant Costs & Expenses ...............................  7
  3.   CONSTRUCTION OF PREMISES AND OCCUPANCY ...........................  7
       3.1 Tenant Plans, Construction and Rent Liability ................  7
       3.2 Possession ...................................................  7
       3.3 Occupancy Permits ............................................  8
  4.   SUBLETTING AND ASSIGNMENT ........................................  8
       4.1 Consent ......................................................  8
       4.2 Recapture of Premises ........................................  8
       4.3 Excess Rent ..................................................  8
       4.4 Tenant Liability .............................................  8
  5.   SERVICES AND UTILITIES ...........................................  8
       5.1 Building Standard Services and Utilities .....................  8
       5.2 Overtime Services ............................................  9
       5.3 Excessive Electrical Usage ...................................  9
       5.4 Excessive Heat Generation ....................................  9
       5.5 Security .....................................................  9
  6.   USE AND UPKEEP OF PREMISES .......................................  9
       6.1 Use ..........................................................  9
       6.2 Illegal and Prohibited Uses ..................................  9
       6.3 Insurance Rating .............................................  9
       6.4 Alterations ..................................................  10
       6.5 Maintenance By Landlord ......................................  10
       6.6 Signs & Advertising ..........................................  10
       6.7 Excessive Floor Load .........................................  11
       6.8 Moving & Deliveries ..........................................  11
       6.9 Rules and Regulations. .......................................  11
       6.10 Tenant Maintenance & Condition of Premises Upon Surrender. ..  11
       6.11 Tenant Equipment. ...........................................  11
  7.   ACCESS ...........................................................  11
       7.1 Landlord's Access. ...........................................  11
       7.2 Restricted Access. ...........................................  11
  8.   LIABILITY ........................................................  12
       8.1 Personal Property. ...........................................  12
       8.2 Criminal Acts of Third Parties. ..............................  12
       8.3 Public Liability. ............................................  12
       8.4 Tenant Insurance. ............................................  12
  9.   DAMAGE ...........................................................  13
       9.1 Damages Caused By Tenant .....................................  13

                               TABLE OF CONTENTS

                    SPECIFIC AND GENERAL PROVISIONS (CON'T)


                                                                          PAGE
                                                                          ----
       9.2 Fire or Casualty Damage ......................................  13
       9.3 Untenantability ..............................................  13
  10.  CONDEMNATION .....................................................  13
       10.1 Landlord Right to Award .....................................  13
       10.2 Tenant Right to File Claim. .................................  13
  11.  BANKRUPTCY .......................................................  14
       11.1 Events of Bankruptcy ........................................  14
       11.2 Landlord's Remedies. ........................................  14
                 (a)  Termination of Lease ..............................  14
                 (b)  Suit for Possession ...............................  14
                 (c)  Non-Exclusive Remedies ............................  14
                 (d)  Assumption or Assignment by Trustee ...............  14
                 (e)  Adequate Assurance of Future Performance ..........  14
                 (f)  Failure to Provide Adequate Assurance .............  14
  12.  DEFAULTS & REMEDIES ..............................................  15
       12.1 Default .....................................................  15
       12.2 Remedies. ...................................................  15
       12.3 Landlord's Right to Relet ...................................  15
       12.4 Recovery of Damages .........................................  15
       12.5 Waiver ......................................................  15
       12.6 Anticipatory Repudiation ....................................  15
       12.7 Tenant Abandonment of Premises ..............................  16
  13.  SUBORDINATION ....................................................  16
       13.1 Subordination. ..............................................  16
       13.2 Estoppel Certificates .......................................  16
       13.3 Attornment ..................................................  16
  14.  TENANT HOLDOVER ..................................................  17
       14.1 With Landlord Consent .......................................  17
       14.2 Without Landlord Consent ....................................  17
  15.  SECURITY DEPOSIT .................................................  17
  16.  QUIET ENJOYMENT ..................................................  17
  17.  SUCCESSORS .......................................................  17
  18.  WAIVER OF JURY TRIAL .............................................  17
  19.  LIMITATION OF LIABILITY ..........................................  18
  20.  PRONOUNS & DEFINITIONS ...........................................  18
  21.  NOTICES ..........................................................  18
       21.1 Addresses for Notices .......................................  18
       21.2 Effective Date of Notice ....................................  18
  22.  EXHIBITS; SPECIAL PROVISIONS .....................................  18
       22.1 Incorporation In Lease ......................................  18
       22.2 Conflicts ...................................................  18
  23.  CAPTIONS .........................................................  18
  24.  ENTIRE AGREEMENT; MODIFICATION ...................................  18
  25.  SEVERABILITY .....................................................  18
  26.  LIMIT ON CPI ESCALATION ..........................................  18
  27.  WAIVER OF RENT ...................................................  18
  28.  LANDLORD'S IMPROVEMENTS ..........................................  19
  29.  LANDLORD'S CONTRIBUTION ..........................................  20
  30.  SPACE PLANNING, ARCHITECTURAL AND ENGINEERING PLANS ..............  20
  31.  DELAYED OCCUPANCY ................................................  20
  32.  MOVING EXPENSES ..................................................  20
  33.  PARKING ..........................................................  20
  34.  OCCUPANCY PERMIT .................................................  21
  35.  ACCESS PRIOR TO LEASE COMMENCEMENT ...............................  21

                               TABLE OF CONTENTS

                    SPECIFIC AND GENERAL PROVISIONS (CON'T)



                                                                         PAGE
                                                                         ----
  36.  PAINTING .........................................................  21
  37.  SECURITY DEPOSIT .................................................  21
  38.  CANCELLATION OPTION ..............................................  21
  39.  RENEWAL OPTIONS ..................................................  21
  40.  ADDITIONAL SPACE OPTIONS .........................................  22
  41.  RIGHTS OF FIRST OFFERING .........................................  23
  42.  BUILDING SERVICES AND UTILITIES ..................................  24
  43.  SUBLETTING AND ASSIGNMENT ........................................  25
  44.  ROOF ANTENNA .....................................................  25
  45.  NONDISTURBANCE ...................................................  25
  46.  MORTGAGEE PROTECTION CLAUSE ......................................  25
  47.  CURE DEFAULT .....................................................  25
  48.  REASONABLENESS OF LANDLORD AND TENANT ............................  26
  49.  INTERIOR AND EXTERIOR SIGNAGE ....................................  26
  50.  ADJUSTMENT OF SPACE SIZE .........................................  26
  51.  BUILDING SECURITY AND TENANT ACCESS ..............................  26
  52.  GROSSED UP OPERATING EXPENSES AND REAL ESTATE TAXES ..............  26
  53.  EXECUTION OF DOCUMENT ............................................  26
  54.  LIFE SUPPORT SYSTEMS/HANDICAP FACILITIES .........................  26
  55.  BUILDING SECURITY SYSTEM .........................................  27
  56.  DEFAULTS AND REMEDIES ............................................  27
  57.  LIABILITY OF LANDLORD ............................................  27
  58.  ADDITIONAL RENT ..................................................  28
  59.  TENANT HOLDOVER ..................................................  28
  60.  LIMITATION OF LIABILITY ..........................................  28
  61.  ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS ........................  29
  62.  RENT ADJUSTMENT LIMIT ............................................  29
  63.  LATE PAYMENT FEE .................................................  29
  64.  USE AND UPKEEP OF PREMISES .......................................  29
  65.  MUTUAL WAIVER OF SUBROGATION .....................................  30
  66.  DAMAGE ...........................................................  30
  67.  CONDEMNATION .....................................................  30
  68.  ESTOPPEL CERTIFICATES ............................................  30
  69.  LANDLORD'S INSURANCE .............................................  30
  70.  BROKERS AND COMMISSIONS ..........................................  30
  71.  FAIR MARKET VALUE ................................................  30
  72.  ACCESS TO PREMISES ...............................................  31

     This Lease, made this ____ day of July, 1990 between SECOND COURTHOUSE PLAZA ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership, (hereinafter referred to as "Landlord"), and LCC, INC., a Delaware corporation, (hereinafter referred to as "Tenant").

     Landlord, for and in consideration of the covenants and agreements set forth hereinafter, leases to Tenant, and Tenant leases from Landlord, the premises described, for the use set forth and for the term and at the rent reserved herein.

1. SPECIFIC PROVISIONS

      1.1  DEMISED PREMISES:

           (a) SPACE DESCRIPTION: The entire Eighth floor consisting of approximately 19,928 square feet; the entire Ninth floor consisting of approximately 19,870 square feet; and Suite 1000 consisting of approximately 6,924 square feet (to be adjusted once Tenant's preliminary plan is finalized) for a total of approximately 46,722 square feet.

           (b)  FLOOR AREA:  Approximately 46,722 square feet
                (Washington, D.C. Association of Realtors Standard Floor Area Measure in effect at the time of execution of this Lease) as shown on Exhibit "A". Core Factors: 4.5% (whole floor tenant); 12.77% (for floors with multiple tenants).

           (c)  BUILDING:  ARLINGTON COURTHOUSE PLAZA II

           (d)  ADDRESS:   2300 Clarendon Boulevard
                           Arlington, Virginia  22202

      1.2  TERM OF LEASE:  Ten (10) years, commencing on December 1,
           1990, and expiring on November 30, 2000, both dates inclusive. The commencement and expiration dates designated in sections 1.2 and 1.3 shall be postponed if Landlord has not substantially completed construction of the demised premises by December 1, 1990. Notwithstanding the foregoing, the Lease Commencement Date shall be subject to Landlord's giving Tenant ten (10) days' prior written notice of the Lease Commencement Date and section 28.9, hereinafter together with the further requirement that all of the work necessary for Tenant to lawfully commence to use and occupy the Premises for the conduct of Tenant's business operations shall have been completed by the Lease Commencement Date.

      1.3  BASE ANNUAL RENT:  ONE MILLION ONE HUNDRED SIXTY-EIGHT
           THOUSAND FIFTY and NO/100 Dollars ($1,168,050.00), payable in equal monthly installments of NINETY-SEVEN THOUSAND THREE HUNDRED THIRTY-SEVEN and 50/100 Dollars ($97,337.50), hereinafter referred to as "base monthly rent" for the period commencing December 1, 1990 and expiring November 30, 1997.

           ONE MILLION TWO HUNDRED EIGHTY-FOUR THOUSAND EIGHT HUNDRED FIFTY-FIVE and NO/100 Dollars ($1,284,855.00), payable in equal monhly installments of ONE HUNDRED SEVEN THOUSAND SEVENTY-ONE and 25/100 Dollars ($107,071.25), hereinafter referred to as "base monthly rent" for the period commencing December 1, 1997 and expiring November 30, 2000.

      1.4 BASE YEAR: "Base Year" shall mean fiscal year of Landlord ending: December 31, 1991.

           (a)  Base real estate taxes: $484,203.00
                (But in no event less than $1.86 per square foot)

           (b)  Base operating expenses:  $1,309,141.00
                (But in no even less than $5.30 per square foot)

            Notwithstanding anything in this Lease to the contrary, Operating Expenses and Real Estate Taxes for the Base Year shall be "grossed-up" on the basis of a Ninety-Five Percent (95%) occupied building and fully assessed building. Without limiting the foregoing, Operating Expenses for the Base Year only shall be grossed upon to reflect the impact of savings or discounts which result from reduced first year service contracts, manufacturers' guarantees, and similar items which temporarily lower Operating Expenses. Tenant shall receive no less favorable treatment as to such gross up of taxes and expenses than Landlord gives to the "most favored" tenant of the building, but in no event shall real estate taxes for the base year be less than $1.86 per square foot, nor shall operating expenses for the base year be less than $5.30 per square foot.

      1.5 ADDITIONAL RENT: Payable in equal monthly installments, commencing 22.4 months after the Lease Commencement Date consisting of each of the following:

           (a) Tenant's pro rate share (based on 260,197 square feet of office and retail space) equal to Seventeen and Ninety-Six Hundredths Percent (17.96%) of any increase in Real Estate Taxes over the Base Year Real Estate Taxes; and

           (b) Tenant's pro rate share (based on 246,880 square feet of office space) equal to Eighteen and Ninety-Two Hundredths Percent (18.92%) of any increase in Operating Expenses over the Base Year Operating Expenses; and

           (c) A percentage of net Base Annual Rent, which is agreed to be $17.84 per square foot of floor area as determined pursuant to subsection 1.1(b) above, equal to Thirty Percent (30%) of the percentage increase in the CPI over the CPI for "the base period" in the year 1990.

      1.6  SECURITY DEPOSIT:  NINETY-SEVEN THOUSAND THREE HUNDRED
           THIRTY-SEVEN and 50/100 Dollars ($97,337.50).

      1.7  (a)   DATE FOR TENANT TO DELIVER TO LANDLORD THE FOLLOWING DRAWINGS:

                                                   Approved Architectural
                                                   Working Drawings
           Floor               Permit Drawings     Including Details
           -----               ---------------     ----------------------
           8th Floor                07/30/90                08/15/90
           9th Floor                08/13/90                08/15/90
           10th Floor               08/15/90                08/15/90


           (b) Tenant shall have Five (5) working days to approve plumbing, electrical and mechanical working drawings and cost schedule prepared by Landlord.

      1.8  STANDARD BUILDING OPERATING DAYS AND HOURS:

           8:00 A.M. to 7:00 P.M. Monday - Friday

           9:00 A.M. to 2:00 P.M. Saturday

      1.9  USE OF PREMISES:


           General office use in keeping with the quality and nature of this first class office building including calibrating and designing of cellular telecommunications testing equipment and shipping thereof. Landlord represents to Tenant that Tenant's proposed usage is permissible under all existing laws, regulations and ordinances and that there exist no covenants, conditions or other matters of record which would adversely affect Tenant's usage.

      1.10 (a)     ADDRESS FOR NOTICES TO TENANT:

           LCC, Inc.
           2300 Clarendon Boulevard
           Suite 800
           Arlington, Virginia  22201
           Attn:  President

                AND

           Grossberg, Yochelson, Fox & Beyda
           2100 Pennsylvania Avenue, N.W.
           Suite 770
           Washington, D.C.  20037
           Attn:  Richard Levin

           (b) ADDRESS FOR NOTICES TO LANDLORD:

           Second Courthouse Plaza Associates Limited Partnership
           c/o Charles E. Smith Management, Inc.
           2345 Crystal Drive
           Arlington, Virginia  22202

          1.11  SPECIAL PROVISIONS:

                LIMIT ON CIP ESCALATION              (See Section 26)
                WAIVER OF RENT                       (See Section 27)
                LANDLORD'S IMPROVEMENTS              (See Section 28)
                LANDLORD'S CONTRIBUTION              (See Section 29)
                SPACE PLANNING, ARCHITECTURAL
                 AND ENGINEERING PLANS               (See Section 30)
                DELAYED OCCUPANCY                    (See Section 31)
                MOVING EXPENSES                      (See Section 32)
                PARKING                              (See Section 33)
                OCCUPANCY PERMIT                     (See Section 34)
                ACCESS PRIOR TO LEASE COMMENCEMENT   (See Section 35)
                PAINTING                             (See Section 36)
                SECURITY DEPOSIT                     (See Section 37)
                CANCELLATION OPTION                  (See Section 38)
                RENEWAL OPTIONS                      (See Section 39)
                ADDITIONAL SPACE OPTIONS             (See Section 40)
                RIGHTS OF FIRST OFFERING             (See Section 41)
                BUILDING SERVICES AND UTILITIES      (See Section 42)
                SUBLETTING AND ASSIGNMENT            (See Section 43)
                ROOF ANTENNA                         (See Section 44)
                NONDISTURBANCE                       (See Section 45)
                MORTGAGEE PROTECTION CLAUSE          (See Section 46)
                CURE DEFAULT                         (See Section 47)
                REASONABLENESS OF LANDLORD AND
                 TENANT                              (See Section 48)
                INTERIOR AND EXTERIOR SIGNAGE        (See Section 49)
                ADJUSTMENT OF SPACE SIZE             (See Section 50)
                BUILDING SECURITY & TENANT'S ACCESS  (See Section 51)
                GROSS UP OF REAL ESTATE TAXES
                AND OPERATING EXPENSES               (See Section 52)
                EXECUTION OF DOCUMENT                (See Section 53)
                LIFE SUPPORT SYSTEMS/HANDICAP
                FACILITIES                           (See Section 54)
                BUILDING SECURITY SYSTEM             (See Section 55)
                DEFAULTS AND REMEDIES                (See Section 56)
                LIABILITY OF LANDLORD                (See Section 57)
                ADDITIONAL RENT                      (See Section 58)
                TENANT HOLDOVER                      (See Section 59)
                LIMITATION OF LIABILITY              (See Section 60)
                ADDITIONAL RENT ESTIMATES
                 AND ADJUSTMENTS                     (See Section 61)
                RENT ADJUSTMENT LIMIT                (See Section 62)
                LATE PAYMENT FEE                     (See Section 63)
                USE AND UPKEEP OF PREMISES           (See Section 64)
                MUTUAL WAIVER OF SUBROGATION         (See Section 65)
                DAMAGE                               (See Section 66)
                CONDEMNATION                         (See Section 67)
                ESTOPPEL CERTIFICATES                (See Section 68)
                LANDLORD'S INSURANCE                 (See Section 69)
                BROKERS AND COMMISSIONS              (See Section 70)
                FAIR MARKET VALUE                    (See Section 71)
                ACCESS TO PREMISES                   (See Section 72)

          1.12  EXHIBITS TO LEASE:

                Exhibit "A" - Plan
                Exhibit "B" - Outline Specifications
                Exhibit "C" - Building Rules and Regulations
                Exhibit "D" - Cleaning Specifications

     IN WITNESS WHEREOF, Landlord has caused this Lease, comprised of Specific Provisions, General Provisions, Special Provisions and Exhibits to be signed and sealed by one or more of its General Partners, Trustees, or Agents, and Tenant has caused this Lease, as described above, to be signed in its corporate name by its duly authorized officer and its corporate seal to be hereto affixed and duly attested by its Secretary.

        WITNESS:             LANDLORD:  SECOND COURTHOUSE PLAZA
                             ASSOCIATES LIMITED

                             PARTNERSHIP


/s/ JANET MODROWSKI          BY /s/ ROBERT P. KOGOD         (SEAL)
- -------------------------      -----------------------------
                             General Partner

        ATTEST:              TENANT:          LCC, INC.

/s/ NEERA SINGH              BY /s/ RAJENDRA SINGH          (SEAL)
- -------------------------     ------------------------------

               Secretary     President


                             BY                             (SEAL)
- -------------------------      -----------------------------

                               GENERAL PROVISIONS


2.   RENT

     2.1 BASE ANNUAL RENT. Tenant shall pay the first monthly installment of Base Annual Rent upon execution of this Lease. Tenant shall pay the remaining monthly installments of Base Annual Rent specified in section 1.3 in advance without deduction or demand, on the first day of each and every calendar month throughout the entire term of the Lease, as specified in section 1.2, to and at the office of Landlord's Agent, Charles E. Smith Management, Inc., 1735 Jefferson Davis Highway, Arlington, Virginia 22202, or to such other person or at such other place as Landlord may hereafter designate in writing.

     2.2 ADDITIONAL RENT. For purposes of computing additional rent hereunder, the Base Year as used in this Section 2 is stipulated in section 1.4. If dollar amounts for Base Year real estate taxes and operating expenses are stipulated under section 1.4, such dollar amounts shall be used in calculating additional rent for the purposes of this Lease and shall prevail regardless of actual historical dollar amounts for the Base Year. Commencing on the date specified in section 1.5, and continuing throughout the term of this Lease, Tenant shall pay to Landlord as additional rent each of the following:

         (a) Real Estate Taxes.  Tenant's pro rate share, as indicated in
Section 1.5(a), of any increase in real estate taxes during each fiscal year of Landlord over the Base Year real estate taxes. The term "real estate taxes" shall mean all taxes, general and special, levied or assessed on the land and the building improvements of which the demised premises is a part, and on any land and/or improvements now or hereafter owned by Landlord that provide the building on the demised premises with parking or other services.

         (b) Operating Expenses.  Tenant's pro rate share, as indicated in section 1.5(b), of any increase in operating expenses, during each fiscal year of Landlord over the Base Year operating expenses.

             (i) The term "operating expenses" shall mean any and all expenses incurred by Landlord in connection with the servicing, operation, maintenance and repair of the building and related interior and exterior appurtenances of which the demised premises is a part, and the cost of any services incurred in order to achieve a reduction of or to minimize the increase in operating expenses, including without limitation, management fees, capital expenditures for equipment or systems installed to reduce or minimize increases in operating expenses and capital expenditures required by any governmental ordinance, or depreciation or amortization based on the useful life expectancy of such equipment or systems or expenditures, the cost of contesting the validity or amount of real estate taxes, and periodic increases in ground rent payments under any ground lease existing at the execution of this Lease. Certain of these expenses may be apportioned among two or more buildings in the same complex or locality owned by Landlord and/or managed by Landlord's Agent.

             (ii) Operating expenses shall not include any of the following, except to the extent that such costs and expenses are included in operating expenses as described in subsection 2.2(b)(i) above: capital expenditures and depreciation of the building; painting or decorating of Tenant space; interest and amortization of mortgages; ground rent; compensation paid to officers or executives of Landlord; taxes as measured by the net income of Landlord from the operation of the building; increases in real estate taxes; and brokerage commissions.

         (c) CPI. A percentage of the Base Annual Rent equal to the percent stipulated in section 1.5(c) of the percentage increase in the Index now known as "United States Bureau of Labor Statistics, Consumer Price Index for Urban Wage Earners and Clerical Workers," all items for Washington, D.C. SMSA (C.P.I.W.) (1967 = 100) (hereinafter referred to as the "Index"), between the last published Index for each calendar year and the Index published for the same period in the year stipulated in section 1.5(c) (hereinafter "base period"). If such Index shall be discontinued or revised without substitution of a comparable successor Index, the parties shall attempt to agree upon a substitute formula. If the parties are unable to agree upon a substitute formula, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing. Any substitute formula determined by arbitration shall include all of the same items included in the Index effective at the execution of this Lease and shall be so designated as to achieve a result as close as possible to the result that would have been achieved if the discontinued Index were available. Costs of any such arbitration shall be shared equally by Tenant and Landlord.

         (d) Landlord shall have the right to change its fiscal year from time to time. If Landlord changes its fiscal year during the term of this Lease, thereby creating a fiscal year with fewer than twelve (12) months (hereinafter "short year"), the real estate taxes and operating


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




expenses for the short year shall be determined on an annualized basis by taking the monthly average on the actual real estate taxes and operating expenses, respectively, and multiplying each by twelve. The amounts determined by this method shall be used in determining the increases described in subsections 2.2(a) and (b) for the "short year."

     2.3 ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS.

         (a) In order to provide for current monthly payments of additional rent, Landlord shall submit to Tenant prior to January 1st of each year a statement of Landlord's estimate of the amount of the increases described in section 2.2 above together with the amount of Tenant's additional rent which is estimated to result from such increases. Commencing on the date stipulated in section 1.5, and continuing throughout the remaining term of this Lease, Tenant shall pay each month one-twelfth (1/12th) of Tenant's pro rata share of Landlord's estimate of the increase in each year for (i) real estate taxes and
(ii) operating expenses, over such items for the Base Year. In addition, Tenant shall pay each month one-twelfth (1/12th) of Landlord's estimate of the annual rent increase due to the percentage increase in the Consumer Price Index over the Base Period.

         (b) If payment of additional rent begins on a date other than January 1st under this Lease, in order to provide for current payments of additional rent through December 31st of that partial calendar year, Landlord shall submit to Tenant a statement of Landlord's estimate of Tenant's additional rent for that partial year, stated in monthly increments, resulting from the increases described in section 2.2 above. Tenant shall make these payments of estimated additional rent together with its installments of base monthly rent.

         (c) After the end of each calendar year, Landlord will as soon as practicable submit to Tenant a statement of the actual increases incurred in real estate taxes and operating expenses for the fiscal year ended during such calendar year over such costs for the Base Year and the actual increase attributable to the increase in the Consumer Price Index over the Base Period. Such statement shall also indicate the amount of Tenant's excess payment or underpayment based on Landlord's estimate. If additional rent paid by Tenant during the preceeding calendar year shall be in excess of, or less than, the aggregate of its share of the actual increase incurred by Landlord for real estate taxes and operating expenses, and the actual increase attributable to the increase in the Consumer Price Index, Landlord and Tenant agree to make the appropriate adjustment following the submission of Landlord's statement.
Tenant shall either pay an additional rent due with the installment of rent due for the month following submission of Landlord's statement, or pay any additional rent due within thirty (30) days if the Lease term has expired or is otherwise terminated. Tenant shall deduct its excess payment, if any, from the installment of rent for such month, or following the final year of the Lease term, Tenant shall be reimbursed for any excess payments made.

         (d) Within ten (10) days after receipt of Landlord's statement showing actual figures for the year, Tenant shall have the right to request copies of real estate bills and an unaudited statement of "operating expenses of the building" prepared by Landlord's certified public accountant, which shall be supplied to Tenant within a reasonable time after Tenant's written request. Unless Tenant asserts specific error(s) within thirty (30) days after Landlord has complied with Tenant's request, Tenant shall have no right to contest the statement of actual figures for the year submitted by Landlord. No such request shall extend the time for payments as set forth in this section 2.3 above. If Tenant has given proper notice, and if it shall be determined that there is an error in Landlord's statement, Tenant shall be entitled to a credit for any overpayment, which shall be applied to the next installment of rent or refunded to a Tenant who has vacated the premises, or Tenant shall be billed for any underpayment and shall remit any amount owing to Landlord within ten
(10) days of receipt of such statement.

         (e) In the event Tenant questions the validity of the statement of operating expenses submitted by Landlord, Tenant shall have the right to examine or have its accountant examine at the office of Landlord's accountant the books and records from which such statement has been prepared. No such examination shall extend the time for payments due in accordance with this section 2.3, however. Tenant shall pay upon demand a reasonable sum to reimburse Landlord for the costs of services of Landlord's accountant in cooperating and assisting in the examination. If any error amounting to more than five (5) percent in the operating expenses statement is found, Landlord shall bear its accountant's costs as aforesaid.

     2.4 RENT ADJUSTMENT LIMIT. Notwithstanding any adjustments to rent as provided for above, in no event shall the total rent to be paid by tenant in any month during the term of this Lease or any extension thereof be less than the base monthly rent stipulated in section 1.3.

     2.5 SURVIVAL OF RENT OBLIGATION. The obligation of Tenant with respect to the payment of rent, or additional rent as defined in sections 2.2 and 2.10, accrued and unpaid during the term of this Lease, shall survive the expiration or earlier termination of the Lease.


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




     2.6 PRO RATA SHARE. Tenant's "pro rata share" stipulated in section 1.5(a) and (b) represents the ratio that the area of the demised premises bears to the total rentable area of office space contained in the building.

     2.7 PRORATED RENT. Any rent or additional rent payable for one or more full calendar months in a partial calendar year at the beginning or end of the Lease term shall be prorated based upon the number of months. Any rent or additional rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

     2.8 APPLICATION OF RENT. No payment by Tenant or receipt by Landlord of lesser amounts of rent or additional rent than those herein stipulated shall be deemed to be other than on account of the earliest unpaid stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided in this Lease.
Any credit due to Tenant hereunder by reason of overpayment of additional rent shall first be applied to any damages or rent owed to Landlord by Tenant if Tenant shall be in default when said credit shall be owed.

     2.9 LATE PAYMENT FEE. In the event any installment of rent or additional rent due hereunder is not paid within ten (10) calendar days after it is due, then Tenant shall also pay to Landlord as additional rent a late payment fee equal to five percent (5%) of such delinquent rent for each and every month or part thereof that such rent remains unpaid.

     2.10 OTHER TENANT COSTS & EXPENSES.  All costs and expenses which
Tenant assumes or agrees to pay to Landlord pursuant to this Lease, including without limitation costs of construction and alterations, shall be deemed additional rent, and in the event of nonpayment thereof, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of rent, including assessment of late payment fees.

3.   CONSTRUCTION OF PREMISES AND OCCUPANCY

     3.1 TENANT PLANS, CONSTRUCTION AND RENT LIABILITY. Tenant shall use its best efforts to deliver to Landlord for its approval, by the date specified in section 1.7(a), preliminary plans approved in writing by Tenant showing its partition, electrical, telephone and all other requirements set forth in Tenant Plans Guidelines (which shall have been provided by Landlord to Tenant).
Tenant preliminary plans shall permit the preparation of working drawings and cost estimate, and shall be certified by Tenant's architects or engineers to be in compliance with applicable building and fire codes. Landlord's approval of Tenant plans or work does not constitute certification by Landlord that said plans or work meet the applicable requirements of any building codes, laws, or regulations, nor shall it impose any liability whatsoever upon Landlord. If Tenant's plans are not in compliance with applicable building and fire codes, they shall not be deemed acceptable to Landlord. If Tenant's plans are acceptable to Landlord, Landlord shall have working drawings prepared. Nothing contained in this section 3.1, nor any delay in completing the demised premises, shall in any manner affect the commencement date of this Lease set forth in section 1.2 or Tenant's liability for the payment of rent from such commencement date, except as follows. If Landlord requires longer than the number of working days stipulated in section 1.7(b) to prepare working drawings and prepare the cost estimate following receipt of Tenant's approved preliminary drawings, or if Landlord requires longer than the number of working days stipulated in section 1.7(c) to substantially complete construction improvements in the demised premises, then the date for payment of rent covenanted and reserved to be paid herein shall be put off by one day for each extra day Landlord requires for the foregoing preparation of working drawings and cost estimate and/or substantial completion of construction improvements. For purposes of this section 3.1, substantial completion of construction improvements shall mean when all work to be performed by Landlord pursuant to the approved working drawings has been completed, except for minor items of work and minor adjustments of equipment and fixtures that can be completed after occupancy of the demised premises without causing undue interference with Tenant's reasonable use of the demised premises (i.e., so-called "punch-list" items). In the event Tenant's plans specify any improvements that are not building standard, however, the delivery and installation of which precludes Landlord from completing the demised premises for Tenant's occupancy by the commencement date hereof, or in the event any work to be performed by Tenant or Tenant's contractors delays Tenant's occupancy by the commencement date hereof, Tenant shall nevertheless remain liable for the payment of rent from such commencement date.

     3.2 POSSESSION. If Landlord shall be unable to tender possession of the demised premises on the date of the commencement of the term hereof, set forth in section 1.2, by reason of: (a) the fact that the premises are located in a building being constructed and which has not been sufficiently completed to make the premises ready for occupancy; (b) the holding over or retention of possession of any tenant or occupant; or (c) for any other reason beyond the control of Landlord, Landlord shall not be subject to any liability for the failure to tender possession on said date. In the case of holding over, provided Landlord shall promptly institute suit for recovery of the premises and diligently pursue the same, Landlord shall have no responsibility for any delay in tendering


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




possession of the demised premises. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until possession of the demised premises is tendered to Tenant. No such failure to give possession on the date of commencement of the term shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be construed to extend the termination date of this Lease set forth in section 1.2. If permission is given to Tenant to enter into possession of the demised premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease, except that Tenant shall be responsible for payment of rent, in advance, at the rate of 1/30th of the base monthly rent set forth in section 1.3 for each day of such occupancy prior to the date for the commencement of the term of this Lease.

     3.3 OCCUPANCY PERMITS. Tenant shall be responsible for obtaining occupancy permits and any other permits or licenses necessary for its lawful occupancy of the demised premises.

4.   SUBLETTING AND ASSIGNMENT

     4.1 CONSENT. Tenant will not sublet the demised premises or any part thereof or transfer possession or occupancy thereof to any person, firm or corporation, or transfer or assign this Lease, without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion to give or withhold. No subletting or assignment hereof shall be effected by operation of law or in any other manner unless with prior written consent of Landlord. Tenant further agrees that any permitted subletting of the demised premises shall be subject to the provisions of section 4.3. No assignment shall be made except for the entire premises demised by this Lease. Tenant further agrees that any permitted assignment of the Lease may be conditioned upon payment of consideration to be agreed upon by Landlord and Tenant. Any subletting or assignment consented to by Landlord shall be evidenced in writing in a form acceptable to Landlord. Consent by Landlord to any assignment or subletting by Tenant shall not operate as a waiver of the necessity for obtaining Landlord's consent in writing to any subsequent assignment or subletting; nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease. In the event that Tenant defaults under this Lease in the payment of rent or additional rent, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord.

     4.2 RECAPTURE OF PREMISES. In the event Tenant desires to sublet the demised premises or assign the Lease, Tenant shall give to Landlord written notice of Tenant's intended subtenant or assignee in order to secure Landlord's written consent in accordance with section 4.1. Within ninety (90) days of receipt of said notice, Landlord shall have the right: (i) to terminate this Lease by giving Tenant not less than thirty (30) days' notice in the case of an assignment of the entire Lease or a subletting of' more than fifty percent (50%) of the demised premises; or (ii) to terminate this Lease and simultaneously to enter into a new lease with Tenant for that portion of the demised premises Tenant may desire to retain upon the same terms, covenants and conditions of the existing lease as applicable to the space retained. If Landlord exercises its right to terminate this Lease, Tenant agrees that Landlord shall have access to all or a portion of the demised premises sixty
(60) days prior to the effective termination date for remodeling or redecorating purposes.

     4.3 EXCESS RENT. In the event Landlord does not exercise its right to terminate this Lease, and Landlord has granted its written consent, Tenant may sublet all or a portion of the demised premises. Any rent accruing to Tenant as the result of such sublease, which is in excess of the pro rata share of rent then being paid by Tenant for the portion of the demised premises being sublet, shall be paid by Tenant to Landlord monthly as additional rent.

     4.4 TENANT LIABILITY. In the event of any subletting of the demised premises or assignment of this Lease by Tenant, with or without Landlord's consent, Tenant shall remain liable to Landlord for payment of the rent stipulated herein and all other covenants and conditions contained herein.

5.   SERVICES AND UTILITIES

     5.1 BUILDING STANDARD SERVICES AND UTILITIES. Landlord shall furnish sufficient electric current for lighting and office equipment such as typewriters, calculators, small copiers and similar items, subject to the limitations of section 5.3, water for lavatory and drinking purposes, lavatory supplies, fluorescent tube replacements, automatically operated elevator service and nightly cleaning service in accordance with Landlord's prevailing practices, as they may be established from time to time, except that Landlord shall not be responsible for cleaning Tenant kitchens or private bathrooms, Tenant rugs, carpeting and drapes. Landlord further agrees to furnish heating and cooling during the appropriate seasons of the year, between the hours and on the days set forth in section 1.8 (exclusive of legal public holidays as defined in section 6103(a) and (c) of Title 5 of the United States Code, as it may hereafter be amended, with holidays falling on Saturday observed on


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




the preceding Friday and holidays falling on Sunday observed on the following Monday). All of the aforesaid services shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of sections 2.2 and 2.3. Landlord shall not be liable for failure to furnish, or for suspension or delays in furnishing, any of such services caused by breakdown, maintenance or repair work, strike, riot, civil commotion, governmental regulations or any other cause or reason whatever beyond the control of Landlord. Suspension or interruption of services shall not result in any abatement of rent, be deemed an eviction or relieve Tenant of performance of Tenant's obligations under this Lease.

     5.2 OVERTIME SERVICES. Should Tenant require heating and cooling services beyond the hours and/or days stipulated in section 1.8, upon receipt of at least 72 hours prior written notice from Tenant, Landlord will furnish such additional service at the then prevailing hourly rates, as established by Landlord from time to time; provided, further, that there will be a minimum charge of four (4) hours each time overtime services are required.

     5.3 EXCESSIVE ELECTRICAL USAGE.

         (a) Tenant will not install or operate in the demised premises any heavy duty electrical equipment or machinery without first obtaining prior written consent of Landlord. Landlord may, among other conditions, require as a condition to its consent for the installation of such equipment or machinery, payment by Tenant as additional rent for excess consumption of electricity that may be occasioned by the operation of said equipment or machinery. Landlord may make periodic inspections of the demised premises at reasonable times to determine that Tenant's electrically operated equipment and machinery complies with the provisions of this section and section 5.4.

         (b) The total average consumption of electricity, including lighting, in excess of five (5) watts per square foot for the demised premises shall be deemed excessive. Additionally, any individual piece of electrically operated machinery or equipment having a name plate rating in excess of two (2) kilowatts shall also be deemed as requiring excess electric current.

         (c) Landlord may require that one or more separate meters be installed to record the consumption or use of electricity, or shall have the right to cause a reputable independent electrical engineer to survey and determine the quantity of electricity consumed by such excessive use. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay Landlord (or the utility company, if direct service is provided by the utility company), promptly upon demand therefor, for all such electric consumption and demand as shown by said meters, or a flat monthly charge determined by the survey, as applicable, at the rates charged for such service by the local public utility company. If Tenant's cost of electricity based on meter readings is to be paid to Landlord, Tenant shall pay a service charge related thereto.

     5.4 EXCESSIVE HEAT GENERATION. Landlord shall not be liable for its failure to maintain comfortable atmospheric conditions in all or any portion of the demised premises due to heat generated by any equipment, machinery or additional lighting installed by Tenant (with or without Landlord's consent) that exceeds design capabilities for the building of which the demised premises are a part. If Tenant desires additional cooling to offset excessive heat generated by such equipment or machinery, Tenant shall pay for auxiliary cooling equipment, and its operating costs including without limitation electricity, gas, oil and water, or for excess electrical consumption by the existing cooling system, as appropriate.

     5.5 SECURITY. Any security measures that Landlord may undertake are for protection of the building only and shall not be relied upon by Tenant to protect Tenant, Tenant's property, or employees, or their property.

6.   USE AND UPKEEP OF PREMISES

     6.1 USE. Tenant shall use and occupy the demised premises for the purposes specified in section 1.9 and only in accordance with applicable zoning and other municipal regulations and for no other purpose whatsoever.

     6.2 ILLEGAL AND PROHIBITED USES. Tenant will not use or permit the demised premises or any part thereof to be used for any disorderly, unlawful or extra hazardous purpose and will not manufacture any commodity therein. Tenant will not use or permit the demised premises to be used for any purposes that interfere with the use and enjoyment by other tenants of the building nor which, in Landlord's opinion, impair the reputation or character of the building of which the demised premises form a part. Tenant shall refrain from and discontinue such use upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.

     6.3 INSURANCE RATING. Tenant will not do or permit anything to be done in the demised premises or the building of which they form a part or bring or keep anything therein which shall in any way increase the rate of fire or other insurance in said building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with them, or conflict with the fire laws or regulations, or with any insurance policy upon said building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

     6.4 ALTERATIONS.

         (a) Tenant will not make any alterations, installations, changes, replacements, repairs, additions or improvements (structural or otherwise) in or to the demised premises or any part thereof, without the prior written consent of Landlord. All Tenant plans and specifications shall be submitted to Landlord for prior approval. Landlord may, among other things, condition its consent upon Tenant's agreement that any construction up-gradings required by any governmental authority as a result of Tenant's work, either in the demised premises or in any other part of the building, will be paid for by Tenant. Tenant shall not install any equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the demised premises without the prior written consent of the Landlord. Tenant shall not install or use in the building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the prior written consent of Landlord, and then only as Landlord may direct.
Tenant shall not modify or interfere with the heating, ventilating and air-conditioning supply, return or control systems without the prior written consent of Landlord, and then only as Landlord may direct. Landlord may condition its consent upon Tenant's payment of all costs to make such changes, replacements or modifications. Landlord's consent to any work by Tenant or approval of Tenant plans or specifications shall not be deemed a certification that such work complies with applicable building codes, laws or regulations, nor shall it impose any liability whatsoever upon Landlord.

         (b) All of Tenant's approved work shall be done in accordance with Landlord's Supplemental Rules and Regulations for Contractors and shall be done by duly licensed contractors in accordance with all applicable laws, codes, ordinances, rules and regulations, and Tenant shall obtain at its cost any required permits, licenses or inspections for performance of its work. Tenant must obtain an executed waiver of lien from each contractor or vendor that will perform or furnish to Tenant work, labor, services or materials for any alterations, installations, replacements, additions or improvements in or to the demised premises, prior to the commencement of such work. Notwithstanding the aforesaid, if any mechanic's lien shall at any time, whether before, during or after the Lease term, be filed against any part of the building by reason of work, labor, services or materials performed for or furnished to Tenant, Tenant shall forthwith cause the lien to be discharged of record or bonded off to the satisfaction of Landlord. If Tenant shall fail to cause such lien to be discharged or bonded off within five (5) days after being noticed of the filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may discharge the lien by paying the amount claimed to be due. The amount paid by Landlord, and all costs and expenses, including reasonable attorney's fees incurred by Landlord in procuring the discharge of the lien, shall be due and payable by Tenant to Landlord as additional rent on the first day of the next following month, or if the Lease term has expired, upon demand.

         (c) All alterations, installations, including without limitation wall to wall carpet and drapery and drapery accessories, changes, replacements, repairs, additions, or improvements to or within the demised premises (whether with or without Landlord's consent), shall at the election of Landlord remain upon the demised premises and be surrendered with the demised premises at the expiration of this Lease without disturbance, molestation or injury. Should Landlord elect that alterations, installations, changes, replacements, repairs, additions to or improvements made by or for Tenant upon the demised premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees that Landlord shall have the right to cause same to be removed at Tenant's sole cost and expense. Tenant hereby agrees to reimburse Landlord for the cost of such removal together with the cost of repairing any damage resulting therefrom, and the cost of restoring the premises to its condition at the commencement of the term of this Lease as initially improved by Landlord. Approximately sixty (60) days prior to Tenant's scheduled vacation of the demised premises, Landlord and Tenant shall meet to decide what items shall be removed and what items shall remain. At such time Tenant shall deposit with Landlord an amount equal to the estimated costs of removal and/or restoration of the demised premises, which work shall be performed by or for Landlord at Tenant's expense.

         (d) In the event that either Landlord or Tenant, during the term hereby demised, shall be required by the order or decree of any court, or any other governmental authority, or by law, code or ordinance, to repair, alter, remove, reconstruct, or improve any part of the demised premises or of the building of which said premises are a part, then Tenant shall make or Tenant shall be required to permit Landlord to perform such repairs, alterations, removals, reconstructions, or improvements without effect whatsoever to the obligations or covenants of Tenant herein contained, and Tenant hereby waives all claims for damages or abatement of rent because of such repairing, alteration, removal, reconstruction, or improvement.

     6.5 MAINTENANCE BY LANDLORD. Landlord shall maintain all public or common areas located in the building, including external and structural parts of the building that do not comprise a part of the demised premises and are not leased to others. Such maintenance shall be provided without cost to Tenant except as such expenses may be included in calculating the additional rent pursuant to the provisions of sections 2.2 and 2.3.

     6.6 SIGNS & ADVERTISING. No sign, advertisement or notice shall be inscribed, painted or affixed on any part of the outside of the building, or inside of the demised premises where it may be visible from the public areas of the building, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve. Landlord shall have the right to prohibit any advertisement or publication of Tenant on- or off-premises which in Landlord's opinion tends to impair the reputation or character of the building, Landlord or its agent. Tenant shall refrain from and discontinue such advertisement or publication upon receipt of written notice from Landlord or no later than three (3) days after mailing thereof.

     6.7 EXCESSIVE FLOOR LOAD. Landlord shall have the right to prescribe the weight and method of installation and position of safes, computer equipment, or other heavy fixtures or equipment. Tenant will not install in the demised premises any fixtures, equipment or machinery that will place a load upon the floor exceeding the designed floor load capacity of the building. Landlord may prescribe the placement and positioning of all such objects within the building, and such objects shall be placed upon platforms, plates or footings of such size as Landlord shall prescribe if necessary. All damage done to the building by installing or removing a safe or any other article of Tenant's office equipment, or due to its being in the demised premises, shall be repaired at the expense of Tenant.

     6.8 MOVING & DELIVERIES.

         (a) Moving in or out of the building is prohibited on days and hours specified in section 1.8. Tenant shall provide Landlord with forty-eight (48) hours advance written notice of any move and obtain Landlord's approval therefor in order to facilitate scheduling use of freight elevators and loading area.

         (b) No freight, furniture or other bulky matter of any description shall be received into the building or carried in the elevators, except as authorized by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant shall promptly remove from the public area adjacent to said building any of Tenant's property delivered or deposited there.

         (c) Any and all damage or injury to the demised premises or the building caused by moving the property of Tenant into or out of the demised premises shall be repaired at the sole cost of Tenant. Deliveries from lobby and freight areas requiring use of hand carts shall be restricted to freight elevators. All hand carts used in delivery, receipt or movement of freight, supplies, furniture, or fixtures shall be equipped with rubber tires and side guards. Tenant shall cooperate in identifying delivery contractors and movers causing damage to the building.

     6.9 RULES AND REGULATIONS. Tenant shall, and shall insure that Tenant's agents, employees, invitees and guests, faithfully keep, observe and perform the Building Rules and Regulations set forth in Exhibit C, attached here to and made a part hereof, and such other reasonable rules and regulations as Landlord may make, which shall not substantially interfere with the intended use of the demised premises, which in Landlord's judgment are needful for the general well being, operation and maintenance of the demised premises and the building of which they are a part, together with their appurtenances, unless waived in writing by Landlord. In addition to any other remedy provided for herein, Landlord shall have the right to impose a fine of $200 per incident for violations of Building Rules and Regulations. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce such rules and regulations, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests. Further, it shall be in Landlord's reasonable judgment to determine whether Tenant is in compliance with the Rules and Regulations.

     6.10 TENANT MAINTENANCE & CONDITION OF PREMISES UPON SURRENDER. Tenant will keep the demised premises and the fixtures and equipment therein in good order and condition, will suffer no waste or injury thereto, and will, at the expiration or other termination of the term hereof, surrender and deliver up the same in like good order and condition as the premises shall be at the commencement of the term of this Lease, subject to the provisions of section 6.4(c), ordinary wear and tear excepted.

     6.11 TENANT EQUIPMENT. Maintenance and repair of equipment such as special light fixtures, kitchen fixtures, auxiliary heating, ventilation, or air-conditioning equipment, private bathroom fixtures and any other type of special equipment together with related plumbing or electrical services, or Tenant rugs, carpeting and drapes within the demised premises, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant, and Landlord shall have no obligation in connection therewith. Notwithstanding the provisions hereof, in the event that repairs required to be made by Tenant become immediately necessary to avoid possible injury or damage to persons or property, Landlord may, but shall not be obligated to, make repairs to Tenant equipment at Tenant's expense. Within ten
(10) days after Landlord renders a bill for the cost of said repairs, Tenant shall reimburse Landlord.

7.   ACCESS

     7.1 LANDLORD'S ACCESS. Landlord, its agent or employees, shall have the right to enter the demised premises at all reasonable times (a) to make inspections or to make such repairs and maintenance to the demised premises or repairs and maintenance to other premises as Landlord may deem necessary; (b) to exhibit the premises to prospective tenants during the last six (6) months of the term of this Lease; and (c) for any purpose whatsoever relating to the safety, protection or preservation of the building of which the demised premises form a part.

     7.2 RESTRICTED ACCESS. No additional locks, other devices or systems which would restrict access to the demised premises shall be placed upon any doors without the prior consent of Landlord. Landlord's consent to installation of anti-crime warning devices or security systems shall not be unreasonably withheld; provided Landlord shall not be required to give such consent unless Tenant provides Landlord with a means of access to the demised premises for emergency and routine maintenance purposes. Unless access to the demised premises is provided during the hours when cleaning service is normally rendered, Landlord shall not be responsible for providing such service to the demised premises or to those portions thereof which are inaccessible. Such inability by Landlord to provide cleaning services to inaccessible areas shall not entitle Tenant to any adjustment in rent.

8.   LIABILITY

     8.1 PERSONAL PROPERTY. All personal property of Tenant in the demised premises or in the building of which the demised premises is a part shall be at the sole risk of Tenant, Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof, unless such damage, theft or misappropriation is directly attributable to the negligence of Landlord, its agents or employees, Landlord shall not be liable for any accident to or damage to property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus, unless caused by and due to the negligence of Landlord, its agents or employees. Landlord shall not, in any event, be liable for damages to property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claimed by reason of damage to Tenant's property, unless said damages are proved to be the direct result of negligence of Landlord, its agents or employees. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting, and which affect the building of which the demised premises is a part, due to construction on contiguous premises.

     8.2 CRIMINAL ACTS OF THIRD PARTIES. Landlord shall not be liable in any manner to Tenant, its agents, employees, invitees or visitors for any injury or damage to Tenant, Tenant's agents, employees, invitees or visitors, or their property, caused by the criminal or intentional misconduct of third parties or of Tenant, Tenant's employees, agents, invitees or visitors. All claims against Landlord for any such damage or injury are hereby expressly waived by Tenant, and Tenant hereby agrees to hold harmless and indemnify Landlord from all such damages and the expense of defending all claims made by Tenant's employees, agents, invitees, or visitors arising out of such acts.

     8.3 PUBLIC LIABILITY. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted upon the demised premises. Landlord shall not be liable for any accident to or injury to any person or persons or property in or about the demised premises which are caused by the conduct and operation of said business or by virtue of equipment or property of Tenant in said premises, Tenant agrees to hold Landlord harmless against all such claims, and indemnify Landlord from all damages and the expense of defending all such claims.

     8.4 TENANT INSURANCE.

         (a) Tenant at its cost shall maintain as named insured, during the term of this Lease, public liability and property damage insurance with at least a single combined liability and property) damage limit of $1,000,000.00 insuring against all liability of Tenant and its authorized representatives arising out of and in connection with Tenant's use or occupancy of the premises. All public liability insurance and property damage insurance shall insure performance by Tenant to the indemnity provisions of sections 8.1, 8.2 and 8.3, Landlord and Landlord's Agent shall be named as additional insureds. The policy shall contain cross-liability endorsements, and an assumed contractual liability endorsement that refers expressly to this Lease.

         (b) Tenant at its cost shall maintain as named insured, during the term of this Lease, fire and extended coverage insurance on the demised premises and its contents, including any leasehold improvements made by Tenant, in an amount sufficient so that no co-insurance will be payable in case of loss.

         (c) Tenant shall increase its insurance coverage as required not more frequently than each three (3) years, if in the opinion of the mortgagee of the building or Landlord's insurance agent the amount of public liability and property damage insurance coverage at that time is not adequate.

         (d) All insurance required under this Lease shall be issued by insurance companies authorized to do business in the jurisdiction where the building of which the demised premises is a part is located. Such companies shall have a policyholder rating of at least "A" and be assigned a financial size category of at least "Class XIV" as rated in the most recent edition of "Best's Key Rating Guide" for insurance companies. Each policy shall contain an endorsement requiring 30 days' written notice from the insurance company to Landlord before cancellation or any change in the coverage, scope or amount of policy. Each policy, or a certificate showing it is in effect, together with evidence of payment of premiums, shall be deposited with Landlord at the commencement of the term, and renewal certificates or copies of renewal policies shall be delivered to Landlord at least thirty (30) days prior to the expiration date of any policy.

         (e) Notwithstanding the fact that any liability of Tenant to Landlord may be covered by Tenant's insurance, Tenant's liability shall in no way be limited by the amount of its insurance recovery.

9.   DAMAGE

     9.1 DAMAGES CAUSED BY TENANT. Subject to the provisions of section 9.2, all injury to the demised premises and other portions of the building of which it is a part, caused by Tenant, its agents employees, invitees and visitors, will be repaired by Landlord at the expense of Tenant,except as otherwise provided in section 6.11, or repaired by Tenant with Landlord's approval in accordance with Section 6. Tenant shall reimburse Landlord for such repairs within ten (10) days of receipt of invoice from Landlord of the costs. At its election, Landlord may regard the same as additional rent,in which event the cost shall become additional rent payable with the installment of rent next becoming due after notice is received by Tenant from Landlord. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

     9.2 FIRE OR CASUALTY DAMAGE. In the event of damage or destruction of the demised premises by fire or any other casualty without the fault or neglect of Tenant, its agents, employees, invitees or visitors, this Lease shall not be terminated, but structural damage to the premises including demising partitions and doors shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the building or any improvements to the demised premises in excess of those provided for as building standard items as of the commencement date of this Lease. Tenant shall be responsible for the repair and restoration of the demised premises and Tenant's property beyond Landlord's obligation at no cost to Landlord, in accordance with the provisions of Section 6, for which it shall maintain adequate insurance pursuant to section 8.4 herein. In the event of fire or casualty damage to the demised premises caused by the fault or neglect of Tenant, its agents, employees, invitees or visitors, Landlord shall restore structural damages as described herein at Tenant's cost and expense.
It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect.

     9.3 UNTENANTABILITY. If the condition referred to in section 9.2 is such as to make the entire premises untenantable, then the rental which Tenant is obligated to pay hereunder shall abate as of the date of the occurrence until the premises have been fully and completely restored by Landlord. Any unpaid or prepaid rent for the month in which said condition occurs shall be prorated. If the premises are partially damaged or destroyed, then during the period that Tenant is deprived of the use of the damaged portion of said premises, Tenant shall be required to pay rental covering only that part of the premises that it is able to occupy, based on that portion of the total rent which the amount of square foot area remaining that can be occupied bears to the total square foot area of all the premises covered by this Lease. In the event the premises are substantially or totally destroyed by fire or other casualty so as to be entirely untenantable, and it shall require more than ninety (90) days from the date of said fire or other casualty for Landlord to complete restoration of same, then Landlord, upon written notice to Tenant, may terminate this Lease, in which case the rent shall be apportioned and paid to the date of said fire or other casualty. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions, and controls on construction, if any, and for strikes, national emergencies and other conditions beyond the control of Landlord. No compensation, or claim, or diminution of rent will be allowed or paid by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing the demised premises or any portion of the building of which they are a part.

10.  CONDEMNATION

     10.1 LANDLORD RIGHT TO AWARD. Tenant agrees that if the whole or a substantial part of the demised premises shall be taken or condemned for public or quasi-public use or purpose by an competent authority, Tenant shall have no claim against Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of any such condemnation. All rights of Tenant to damages therefor, if any, are hereby assigned by Tenant to Landlord. Upon such condemnation or taking, the term of this Lease shall cease and terminate from the date of such governmental taking or condemnation, if a portion of the building or the demised premises is taken or condemned, and the remainder in Landlord's opinion is not economically usable, Landlord shall notify Tenant of the termination of this Lease effective as of the date of such governmental taking or condemnation. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.
If less than a substantial part of the demised premises is taken or condemned by any governmental authority for public or quasi-public use or purpose and the remainder is usable by Tenant, the rent shall be equitably adjusted on the date when title vests in such governmental authority and the Lease shall otherwise continue in full force and effect. For the purposes of this Section 10, a substantial part of the demised premises shall be considered to have been taken if more than fifty percent (50%) of the demised premises are unusable by Tenant

     10.2 TENANT RIGHT TO FILE CLAIM. Nothing in section 10.1 shall preclude Tenant from filing a separate claim against the condemning authority for the undepreciated value of its leasehold improvements and relocation expenses, provided that any award to Tenant will not result in a diminution of any award to Landlord.

11.  BANKRUPTCY

     11.1 EVENTS OF BANKRUPTCY. The following shall be Events of Bankruptcy under this Lease:

          (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

          (b) The appointment of a receiver or custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

          (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

          (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

          (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     11.2 LANDLORD'S REMEDIES.

          (a) Termination of Lease. Upon occurrence of an Event of Bankruptcy, Landlord shall have the right to terminate this Lease by giving written notice to Tenant; provided, however, that this section 11.2(a) shall have no effect while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending, unless tenant or its Trustee is unable to comply with the provisions of section 11.2(d) and (e) below. At all other times this Lease shall automatically cease and terminate, and Tenant shall be immediately obligated to quit the premises upon the giving of notice pursuant to this section 11.2(a). Any other notice to quit, or notice of Landlord's intention to re-enter is hereby expressly waived. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, subject, however, to the rights of Landlord to recover from Tenant all rent and any other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later, and any other monetary damages or loss of reserved rent sustained by Landlord.

          (b) Suit for Possession.  Upon termination of this Lease pursuant to section 11.2(a), Landlord may proceed to recover possession under and by virtue of the provisions of the laws of any applicable jurisdiction, or by such other proceedings, including reentry and possession, as may be applicable.

          (c) Non-Exclusive Remedies. Without regard to any action by Landlord as authorized by section 11.2(a) and (b) above, Landlord may at its discretion exercise all the additional provisions set forth below in Section 12.

          (d) Assumption or Assignment by Trustee. In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to section 11.2(a) shall be subject to the rights of the Trustee in Bankruptcy to assume or assign this Lease. The Trustee shall not have the right to assume or assign this Lease under the Trustee (i) promptly cures all defaults under this Lease, (ii) promptly compensates Landlord for monetary damages, incurred as a result of such default, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee Tenant.

          (e) Adequate Assurance of Future Performance. Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in section 11.2(d) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty-day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (ii) Both the average and median of Tenant's gross receipts in the ordinary course of business during the six-month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two times greater than the next payment of rent due under this Lease; (iii) Tenant must pay its estimated pro rata share of the costs of all services provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the base rent), in advance of the performance or provision of such services; (iv) The Trustee must agree that Tenant's business shall be conducted in a first class manner, and that no liquidating sales, auctions, or other non-first class business operations shall be conducted on the premises; (v) The Trustee must agree that the use of the premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; and (vi) The Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the building.

          (f) Failure to Provide Adequate Assurance. In the event Tenant is unable to (i) cure its defaults, (ii) reimburse the Landlord for its monetary damages, (iii) pay the rent due under this Lease, and all other payments required of Tenant under this Lease on time (or within five (5) days), or (iv) meet the criteria and obligations imposed by section 11.2(e) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance, and this Lease may be terminated by Landlord in accordance with section 11.2(a) above.

12.  DEFAULTS & REMEDIES

     12.1 DEFAULT. It is agreed that Tenant shall be in default if: Tenant shall fail to pay the rent, or any installments thereof as aforesaid, at the time the same shall become due and payable and/or any additional rent as herein provided although no demand shall have been made for the same; or Tenant shall violate or fail or neglect to keep and perform any of the covenants, conditions and agreements, or rules and regulations herein contained on the part of Tenant to be kept and performed.

     12.2 REMEDIES. In each and every such event set forth in section 12.1 above, from thenceforth and at all times thereafter, at the option of Landlord, Tenant's right of possession shall thereupon cease and terminate, and Landlord shall be entitled to the possession of the demised premises and to re-enter the same without demand of rent or demand of possession of said premises and may forthwith proceed to recover possession of the demised premises by process of law, any notice to quit being hereby expressly waived by Tenant. In the event of such re-entry by process of law or otherwise, Tenant nevertheless agrees to remain answerable for any and all damage, deficiency or loss of rent which Landlord may sustain by such re-entry, including reasonable attorney's fees and court costs. If, under the provisions hereof, seven (7) days summons or other applicable summary process shall be served, and a compromise or settlement therefor shall be made, such action shall not be constituted as a waiver of any breach of any covenant, condition or agreement herein contained. No waiver of any breach of any covenant, condition or agreement, herein contained, on one or more occasions shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord.

     12.3 LANDLORD'S RIGHT TO RELET. Should this Lease be terminated before the expiration of the term of this Lease by reason of Tenant's default as provided in Sections 11 or 12, or if Tenant shall abandon or vacate the premises before the expiration or termination of the term of this Lease, the demised premises may be relet by Landlord for such rent and upon such terms as are reasonable under the circumstances. If the full rent reserved under this Lease (and any of the costs, expenses or damages indicated below) shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in rent, reasonable attorneys' fees, other collection costs, brokerage fees, and expenses of placing the premises in first-class rentable condition. Landlord, in putting the premises in good order or preparing the same for rerental may, at Landlord's option make such alterations, repairs, or replacements in the premises as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the premises, and the making of such alterations, repairs, or replacements shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to relet the premises, or in the event that the premises are relet, for failure to collect the rent thereof under such reletting. In no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Landlord hereunder.

     12.4 RECOVERY OF DAMAGES. Any damage or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been ascertained by successive relettings, or, at Landlord's option, may be deferred until the expiration of the term of this Lease (in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of said term). The provisions contained in this paragraph shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of the unexpired term of this Lease. All rights and remedies of Landlord under this Lease shall be cumulative and shall not be exclusive of any other rights and remedies provided to Landlord under applicable law. In the event Tenant becomes the subject debtor in a case under the Bankruptcy Code, the provisions of this section 12.4 may be limited by the limitations of damage provisions of the Bankruptcy Code.

     12.5 WAIVER. If under the provisions hereof Landlord shall institute proceedings and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any covenant, rule or regulation herein contained nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach of any covenant, condition, agreement, rule or regulation herein contained shall operate as a waiver of such covenant, condition, agreement, rule or regulation itself, or of any subsequent breach thereof.

     12.6 ANTICIPATORY REPUDIATION. If, prior to the commencement of the term of this Lease, Tenant notifies Landlord of or otherwise unequivocally demonstrates an intention to repudiate this Lease, Landlord may, at its option, consider such anticipatory repudiation a breach of this Lease. In addition to any other remedies available to it hereunder or at law or in equity, Landlord may retain all rent paid upon execution of the Lease and the security deposit, if any, to be applied to damages of Landlord incurred as a result of such repudiation, including without limitation attorneys' fees, brokerage fees, costs of reletting, loss of rent, etc. It is agreed between the parties that for the purpose of calculating Landlord's damages, in a building which has other available space at the time of Tenant's breach, the premises covered by this Lease shall be deemed the last space rented, even though the premises may be rerented prior to such other vacant space. Tenant shall pay in full for all tenant improvements constructed or installed within the demised premises to the date of the breach, and for materials ordered at its request for the demised premises.

     12.7 TENANT ABANDONMENT OF PREMISES.

          (a) Abandonment. If the demised premises shall be deserted or vacated by Tenant for thirty (30) consecutive days or more without notice to Landlord, and Tenant shall have failed to make the current rental payment, the premises may be deemed abandoned. Landlord may consider Tenant in default under this Lease and may pursue all remedies available to it under this Lease or at law.

          (b) Landlord Right to Enter and to Relet. If Tenant vacates or abandons the premises as defined above, Landlord may, at its option, enter into the premises without being liable for any prosecution therefor or for damages by reason thereof. In addition to any other remedy, Landlord, as agent of Tenant, may relet the whole or any part of the premises for the whole or any part of the then unexpired lease term. For the purposes of such reletting, Landlord may make any alterations or modifications of the premises considered desirable in its sole judgment.

          (c) Rights to Dispose of Tenant Property. If Tenant vacates or abandons the premises as defined above, any property that Tenant leaves on the premises shall be deemed to have been abandoned and may either be retained by Landlord as the property of Landlord or may be disposed of at public or private sale in accordance with applicable law as Landlord sees fit. The proceeds of any public or private sale of Tenant's property, or the then current fair market value of any property retained by Landlord, shall be applied by Landlord against
(i) the expense of Landlord for removal, storage or sale of the property; (ii) the arrears of rent or future rent payable under this Lease; and (iii) any other damages to which Landlord may be entitled hereunder.

          (d) Transfer of Tenant Property to Creditors. If Tenant vacates or abandons the premises, as defined above, Landlord may upon presentation of evidence of a claim valid upon its face of ownership or of a security interest in any of Tenant's property abandoned in the premises, turn over such property to the claimant with no liability to Tenant.

13.  SUBORDINATION

     13.1 SUBORDINATION. This Lease is subject and subordinate to the lien of all ground or underlying leases and to all mortgages and/or deeds of trust which may now or hereafter affect such leases or the real property of which the demised premises form a part and to all renewals modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. Notwithstanding the foregoing, in confirmation of such subordination, Tenant shall at Landlord's request promptly execute any requisite or appropriate certificate, subordination agreement or other document.

     13.2 ESTOPPEL CERTIFICATES.  Tenant shall execute and return within ten
(10) working days any certificate that Landlord may request from time to time, stating that this Lease is unmodified and in full force and effect or in full force and effect as modified, and stating the modification. The certificate also shall state the amount of base monthly rent and the dates to which the rent has been paid in advance, and the amount of any security deposit or prepaid rent; that there is no present default on the part of Landlord, or attach a memorandum stating any such instance of default; that Tenant has no right to setoff and no defense or counterclaim against enforcement of its obligations under the Lease; and that Tenant has no other notice of any sale, transfer or assignment of this Lease or of the rentals. Failure to deliver the certificate within the ten (10) working days shall be conclusive upon Tenant for the benefit of Landlord and any successor to Landlord that this Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If Tenant fails to deliver the certificate within the ten (10) working days, Tenant by such failure irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to any third party. Notwithstanding the foregoing, the party secured by any mortgage or deed of trust shall have the right to recognize this Lease, and in the event of any foreclosure sale under such mortgage or deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such mortgage or deed of trust or the purchaser under any such foreclosure sale. Tenant covenants and agrees that it will, at the written request of the party secured by any such mortgage or deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said mortgage or deed of trust to the lien of this Lease. At the option of any landlord under any ground or underlying lease to which the lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall, by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder.

     13.3 ATTORNMENT. Tenant convenants and agrees to attorn to any successor to Landlord's interest in any ground or underlying lease, and in that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor. In any case, such landlord or successor under such ground or underlying lease shall not be bound by any prepayment on the part of Tenant of any rent for more than one month in advance, so that rent shall be payable under this Lease in accordance with its terms, from the date of the termination of the ground or underlying lease, as if such prepayment had not been made. Neither shall such landlord or successor under such ground or underlying lease be bound by this Lease or any amendment or modification of this Lease unless, prior to the termination of such ground or underlying lease, a copy of this Lease or amendment or modification thereof, as the case may be, shall have been delivered to such landlord or successor.

14.  TENANT HOLDOVER

     14.1 WITH LANDLORD CONSENT. If Tenant continues, with the knowledge and written consent of Landlord obtained at least thirty (30) days prior to the expiration of the term of this Lease, to remain in the premises after the expiration of the term of this Lease, then and in that event. Tenant shall, by virtue of this holdover agreement, become a tenant by the month at the rent stipulated by Landlord in said holdover agreement, commencing said monthly tenancy with the first day next after the end of the term above demised.
Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit said premises. Tenant shall be entitled to thirty (30) days' written notice to quit said premises, except in the event of nonpayment of rent in advance or of the breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived.

     14.2 WITHOUT LANDLORD CONSENT. In the event that Tenant, without the consent of Landlord, shall hold over the expiration of the term hereby created, then Tenant hereby waives all notice to quit and agrees to pay to Landlord for the period that Tenant is in possession after the expiration of this Lease, a monthly rent which is three times the total rent (base monthly rent, as stipulated in section 1.3 plus additional rent as stipulated in section 1.5) applicable to the last month of this Lease. Tenant expressly agrees to hold Landlord harmless from all loss and damages, direct


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




and consequential, which Landlord may suffer in defense of claims by other parties against Landlord arising out of the holding over by Tenant, including without limitation attorneys' fees which may be incurred by Landlord in defense of such claims. Acceptance of rent by Landlord subsequent to the expiration of the term of this Lease shall not constitute consent to any holding over. Landlord shall have the right to apply all payments received after the expiration date of this Lease or any renewal thereof toward payment for use and occupancy of the premises subsequent to the expiration of the term and toward any other sums owed by Tenant to Landlord. Landlord, at its option, may forthwith re-enter and take possession of said premises without process, or by any legal process in force. Notwithstanding the foregoing, Tenant's holdover without Landlord consent due to acts of God, riot, or war shall be at the total rent applicable to the last month of the term for the duration of the condition (but not to exceed ten days), but such continued occupancy shall not create any renewal of the term of this Lease or a tenancy from year-to-year, and Tenant shall be liable for any loss and damages suffered by Landlord as described above.

15.  SECURITY DEPOSIT

     15.1 Tenant shall deposit with Landlord simultaneously with the execution of this Lease, the amount stipulated in section 1.6 as a security deposit. Provided Tenant is not in default in the payment of rent or any other charges due Landlord, and further provided the demised premises are left in good condition, reasonable wear and tear excepted, as described in section 6.10, said deposit (which shall not bear interest to Tenant) shall be returned to Tenant within thirty (30) days after the termination of this Lease. If Tenant is in default or if the premises are not left in good condition, then the security deposit shall be applied to the extent available on account of sums
due Landlord or the cost of repairing damages to the demised premises.   In the
event of the sale or transfer of Landlord's interest in the building, Landlord shall have the right to transfer the security deposit to such purchaser or transferee, in which event Tenant shall look only to the new Landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of such security deposit.

16.  QUIET ENJOYMENT

     16.1 So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein granted, peacefully and quietly have and enjoy possession of the premises without any encumbrance or hindrance by, from or through Landlord, except as provided for elsewhere under this Lease. Nothing in this section shall prevent Landlord from performing alterations or repairs on other portions of the building not leased to Tenant, nor shall performance of such alterations or repairs be construed as a breach of this convenant by Landlord.

17.  SUCCESSORS

     17.1 All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their heirs, executors, administrators, successors, and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the premises.

18.  WAIVER OF JURY TRIAL

     18.1 Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other one or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the demised premises, and/or any claim of "injury or damage."

19.  LIMITATION OF LIABILITY

     19.1 Notwithstanding anything to the contrary contained in this Lease, if any provision of this Lease expressly or impliedly obligates Landlord not to unreasonably withhold its consent or approval, an action for declaratory judgment or specific performance will be Tenant's sole right and remedy in any dispute as to whether Landlord has breached such obligation.

20.  PRONOUNS & DEFINITIONS

     20.1 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which


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




the context may require such substitution or substitutions. Landlord and Tenant herein for convenience have been referred to in the neuter form.

     20.2 Wherever the word "premises" is used in this Lease, it shall refer to the demised premises described in section 1.1, unless the context clearly requires otherwise.

21.  NOTICES

     21.1 ADDRESSES FOR NOTICES. All notices required or desired to be given hereunder by either party to the other shall be personally delivered or given by certified or registered mail and addressed as specified in section 1.10. Either party may, by like written notice, designate a new address to which such notices shall be directed.

     21.2 EFFECTIVE DATE OF NOTICE. Notice shall be deemed to be effective when personally delivered or received or rejected unless otherwise stipulated herein.

22.  EXHIBITS; SPECIAL PROVISIONS

     22.1 INCORPORATION IN LEASE. It is agreed and understood that any Exhibits and Special Provisions referred to in sections 1.11 and 1.12, respectively, and attached hereto, form an integral part of this Lease and are hereby incorporated by reference.

     22.2 CONFLICTS. If there is a conflict between a Special Provision hereto and the Specific Provisions or General Provisions of this Lease, the Special Provision shall govern.

23.  CAPTIONS

     23.1 All section and paragraph captions herein are for the convenience of the parties only, and neither limit nor amplify the provisions of this Lease.

24.  ENTIRE AGREEMENT; MODIFICATION

     24.1 This Lease, all Exhibits hereto, and Special Provisions incorporated herein by reference contain all the agreements and conditions made between the parties and may not be modified orally or in any other manner than by an agreement in writing, signed by the parties hereto.

25.  SEVERABILITY

     25.1 The unenforceability, invalidity, or illegality of any provision herein shall not render any other provision herein unenforceable, invalid or illegal.

26.  LIMIT ON CPI ESCALATION

     26.1 Notwithstanding the provisions of section 2.2(c), Landlord agrees that the additional rent stipulated in section 1.5(c) based upon increases in CPI that Tenant is obligated to pay in any calendar year during the term of this Lease, shall not be more than Two and One-half Percent (2.5%) above the total of base annual rent stipulated in section 1.3 and additional rent stipulated in section 1.5(c) [but excluding additional rent payable under subsections 1.5(a) and 1.5(b)] payable for the preceding calendar year.

27.  WAIVER OF RENT

     27.1 Notwithstanding anything to the contrary in sections 2.1 and/or 2.2, Landlord agrees to waive the first Twenty-Two and Four Tenths (22.4) months' Base Annual Rent and Additional Rent due hereunder.

     27.2 Notwithstanding section 2.1, Tenant may provide a letter of credit to Landlord in lieu of payment of the first month's rent upon execution and return hereof.

     27.3 The rent waiver provided above shall be extended on a day for day basis based upon the period of time which rent would otherwise abate by reason of any fire or other casualty occurring during the applicable rent waiver period.


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




28.  LANDLORD'S IMPROVEMENTS

     28.1 Landlord agrees to build improvements in the demised premises substantially in accordance with plans to be approved by Landlord and Tenant. Items included in the Outline Specifications, attached hereto as Exhibit "B", shall be at Landlord's expense, and Tenant shall pay for any items not included in the Outline Specifications. It is hereby understood that included in the Outline Specifications, at Landlord's expense, are all items necessary to meet Arlington County fire code regulations and building code regulations. One-half (1/2) of such costs shall be paid by Tenant simultaneously with Tenant's approval of Landlord's working drawings and estimate of extra costs, and the balance shall be paid within thirty (30) days after the demised premises are substantially completed and ready for Tenant's occupancy. Payments due in accordance with this provision are specifically acknowledged to be deemed additional rent pursuant to Section 2.10, and if payments due for such special Tenant work are not paid in full within ten (10) calendar days after they are due, Tenant acknowledges that the late payment fee provisions of Section 2.9, as well as other rights and remedies provided in this Lease or by law in case of nonpayment of rent, shall apply. Landlord acknowledges that Tenant shall be entitled to apply the Landlord's contribution, below provided in sections 28.5 and 29.1, for payment of all such amounts.

     28.2 Landlord's General Contractor will receive a Ten Percent (10%) Fee for general conditions and overhead and a Five Percent (5%) Fee for profit for any special improvements not indicated in the Outline Specifications. There shall be no other mark ups by Landlord or its General Contractor. Landlord agrees to competitively bid any non-building standard improvement in excess of Ten Thousand Dollars ($10,000.00).

     28.3 Tenant, at its option, may use its own contractor of any cosmetic improvements, including painting, carpeting, wall covering, millwork and telephone/computer cabling or wiring installation.

     28.4 Landlord agrees, at its expense, to furnish and install new building standard wall-to-wall carpeting, wall paper and card access readers in each stairway on the Eight, Ninth and Tenth floors, as well as the Eleventh (11th) floor if Tenant leases space there.

     28.5 In accordance with the Outline Specifications (attached hereto as Exhibit "B") (unlimited quantities) including building standard carpet, credit for building standard items will be given where Tenant elects to make substitutions. Further, Landlord will give Tenant an additional contribution in the amount of $23.70 per linear foot for cubicle partitions and a $50.00 electrical outlet contribution for each cubicle installed by Tenant within the demised premises using modular furniture units. Tenant, at its option, may apply any unused portion of the aforesaid amounts towards the cost of moving to the demised premises (and expenses related thereto), the purchase of furniture, a telephone system and/or a computer system for the demised premises and towards the cost of plans in excess of the allowance described below or as additional rent waiver following 22.4 months until such amounts are used. Landlord will pay all Tenant approved receipts and invoices within thirty (30) days after presentment and will pay interest at One and One-half Percent (1.5%) per month on any balance outstanding after sixty (60) days.

     28.6 All "punch list" items of work shall be completed by Landlord within thirty (30) days after the list is agreed upon. Landlord and Tenant shall use all reasonable efforts to agree upon such list within five (5) business days from the Lease Commencement Date. In the event Landlord shall fail to complete the "punch list items work" within 45 days after the list is agreed upon, then and in such event Tenant shall be entitled to receive, on a day for day basis, Base Annual Rent abatement for each day beyond such 45th day until Landlord shall have completed the punch list items of work.

     28.7 In section 3.1, in the last sentence, delete 'are not building standard' and substitute "require long order times ('long-lead items')"; in the last line, delete 'such commencement date' and substitute "the date this Lease would have commenced but for the long-lead items or delays by Tenant's contractors."; and at the end of paragraph, add: "Notwithstanding anything to the contrary, Landlord shall notify Tenant of any long-lead items to enable Tenant to change its plans to prevent construction delays."

     28.8 For purposes of sections 3.1, 3.2 and 28, so-called "long-lead items" shall be limited to those items which are generally not available in the metropolitan Washington, D.C. area.

     28.9 Landlord shall substantially complete the demised premises on a Friday (projected to be November 30, 1990) and the Lease Commencement Date shall be postponed to the next succeeding Monday.

29.  LANDLORD'S CONTRIBUTION

     29.1 In addition to Landlord's contribution described in section 28.5 above, Landlord agrees to contribute further the sum of Twenty-Three and 65/100 Dollars ($23.65) per square foot towards the cost of any special improvements not listed in the Outline Specifications attached as

Exhibit "B" hereto, which amount Tenant shall receive in the form of a credit toward such special improvement costs. Tenant, at its option, may apply any unused portion of the aforesaid amounts towards the cost of moving to the demised premises (and expenses related thereto), the purchase of furniture, a telephone system and/or a computer system for the demised premises and towards the cost of plans in excess of the allowance described below or as additional rent waiver following 22.4 months until such amounts are used.

     29.2 Landlord will pay all Tenant approved receipts and invoices within thirty (30) days after presentment and will pay interest at One and One-half Percent (1.5%) per month on any balance outstanding after sixty (60) days.

30.  SPACE PLANNING, ARCHITECTURAL AND ENGINEERING PLANS

     30.1 Any special design details will be at Tenant's sole cost; however, Landlord will credit Tenant up to Fifty Cents ($0.50) per square foot towards the cost of any non-building standard architectural/engineering plans. It is hereby understood that Tenant intends to use its own space planner to prepare the initial space plans and architectural working drawings, in which event Landlord will credit Tenant in the amount of One and 12/100 Dollars ($1.12) per square foot which credit will be applied towards the cost of Tenant's special improvements or towards paying Tenant's architect. Landlord agrees, at its expense, to prepare plumbing, mechanical and electrical working drawings with the understanding that anything non-building standard will be at Tenant's expense with a credit as described above.

     30.2 Notwithstanding anything to the contrary herein, whichever party is preparing, or causing preparation of, certain construction plans hereunder will be responsible for the accuracy, completeness and correctness (including all code compliance) of such plans. Accordingly, Landlord will be responsible for any mistakes on mechanical, electrical or plumbing plans which are furnished by Landlord, and Tenant's architect will verify all field conditions which are reflected in any plans Landlord provides to Tenant. Landlord will pay all Tenant approved receipts and invoices within thirty (30) days after presentment and will pay interest at One and One-half Percent (1.5%) per month on any balance outstanding after sixty (60) days.

31.  DELAYED OCCUPANCY

     31.1 Provided Tenant has not caused any delay in the Landlord's completing Tenant improvements by December 1, 1990, substantially free of any punch list items, and if Tenant holds over in its present space and incurs penalties for such holdover, then Landlord agrees that it will reimburse Tenant within thirty
(30) days after presentment all unamortized holdover rent paid by Tenant for periods elapsing after December 1, 1990, as extended by the number of days of any Tenant Caused Delay. For example, assuming Landlord does not complete the Tenant improvements until December 15, 1990, and such failure is not caused by any Tenant Delay, and further assuming that Tenant is required to pay holdover rent for the entire month of December in the amount of $30,000, for purposes hereof Tenant shall be entitled to receive from Landlord an amount equal to $15,484 (namely 16/31st of the December, 1990 holdover rent paid by Tenant).

     31.2 Provided that Tenant has not caused any delay in the plan design or construction phases of the work described in section 3.1 and 3.2, and notwithstanding anything contained in section 3.2 to the contrary, Tenant shall have the right to cancel this Lease without penalty in the event Landlord fails to deliver the demised premises ready for occupancy to Tenant by March 1, 1991, by giving Landlord ten (10) days' prior written notice of such intent. In the event of such delay by Tenant, the aforesaid cancellation date shall be extended by one (1) day for each day that Tenant has caused such delay.

     31.3 In section 3.2, in the tenth line, after 'hereunder' insert a period and delete the rest of the sentence.

32.  MOVING EXPENSES

     32.1 Landlord agrees to contribute Two Dollars ($2.00) per square foot towards moving expenses, and expenses related thereto, incurred by Tenant in relocating to the demised premises. Landlord will pay all Tenant approved receipts and invoices within thirty (30) days after presentment and will pay interest at One and One-half Percent (1.5%) per month on any balance outstanding after sixty (60) days.

33.  PARKING

     33.1 Landlord shall cause its operator to provide for parking in the garage of the building described in section 1.1 for up to Ninety-four (94) automobiles, of which Fifteen (15) will be reserved spaces, for Tenant or Tenant's employees at the prevailing monthly rate, which rate shall not exceed Sixty-Five Dollars ($65.00) per month per automobile for the first year of the Lease term. Thereafter no annual increase will be more than five percent (5%) above the rate prior to the increase with the understanding no more than one increase will occur each year.

     33.2 In the event Tenant leases additional space in the building, additional parking (none reserved) shall be provided at the same ratio as indicated in section 33.1 at a rate equal to that which Tenant is already paying in the garage of the building.

34.  OCCUPANCY PERMIT

     34.1 Notwithstanding anything to the contrary in section 3.3, Landlord, with Tenant's cooperation, will obtain the necessary occupancy permit at Landlord's expense.

35.  ACCESS PRIOR TO LEASE COMMENCEMENT

     35.1 Landlord agrees to give thirty (30) days' prior written notice to Tenant of the date that Landlord anticipates the demised premises will be substantially completed. Notwithstanding any provisions to the contrary in section 3.2, Tenant shall have the right to enter the demised premises any time thereafter and prior to the Lease Commencement Date to install its own improvements, furniture and equipment with the understanding that Tenant will not conduct business in the demised premises during such period and that during the last ten (10) days prior to substantial completion, the demised premises will be substantially free of Landlord's contractors. Tenant will not be liable for the payment of rent during such period, but subject to all other terms, covenants, conditions and provisions of this Lease. Landlord shall be entitled to suspend Tenant's rights to enter the demised premises hereunder if such work by Tenant or Tenant's contractors adversely impedes with Landlord's construction work.

36.  PAINTING

     36.1 Landlord agrees to repaint all presently painted wall and door surfaces of the demised premises with two (2) coats of building standard paint upon Tenant's request at the end of the fifth year of the term of this Lease. Notwithstanding the foregoing, Landlord shall have no obligation under this section 36.1 to repaint the premises in the event Tenant shall have exercised its termination rights under Section 38.1 below.

37.  SECURITY DEPOSIT

     37.1 Notwithstanding anything to the contrary in section 15 of the Lease, at Tenant's option, the amount stipulated in section 1.6 of the Lease as a security deposit may be in the form of an irrevocable and unconditional Letter of Credit from a local bank acceptable to Landlord. If the Letter of Credit expires prior to the expiration of the Lease term, Tenant shall replace the Letter of Credit at least thirty (30) days prior to its expiration. If Tenant shall not, at least thirty (30) days prior to its expiration, have delivered a replacement Letter of Credit having a later expiration date, Landlord may convert any Letter of Credit into a cash deposit in the full amount thereof. If Tenant is not then in default and has not been in default at any time prior thereto, then at the end of the fifth year of the term of this Lease, the Letter of Credit shall be canceled.

38.  CANCELLATION OPTION

     38.1 Tenant shall have the right, upon written notice to Landlord on or before December 1, 1995, to cancel this Lease on November 30, 1996, in which event Tenant shall pay to Landlord liquidated damages in the sum of One Million Seventy Thousand Seven Hundred Twelve and 50/100 Dollars ($1,070,712.50) thirty
(30) days prior to the effective cancellation date, in addition to any other charges which may be due and payable under this Lease and further subject to the provisions of section 2.5.

39.  RENEWAL OPTIONS

     39.1 (a) Provided that Tenant is not in default hereunder after expiration of applicable cure periods and further provided that Tenant gives written notice to Landlord at least one (1) year before the Lease expiration date, Tenant shall have the right to extend the term of this Lease for a further term of Five (5) years from the Lease expiration date. Such extension shall be under the same terms, covenants and conditions, except that sections 27, 28, 29, 30, 31, 32, 34 and 35 shall not be applicable and the Base Annual Rent shall be Ninety-Five Percent (95%) of the then fair market value base annual rent plus additional rent, which shall be subject to mutual agreement between the parties. This provision shall be contingent upon Tenant occupying a substantial portion (51% or more) of the demised premises upon the commencement date of the extended term.

         (b) If Landlord and Tenant fail to agree upon such new terms, covenants and conditions including Ninety-Five Percent (95%) of the then fair market value base annual rent plus additional rent for the extended term within sixty
(60) days after the last day for Tenant's notice under section 39.1(a) above, each shall appoint, at its own expense, a member of the Washington D.C. Association of Realtors who has ten years experience, is knowledgeable in office rentals and is not directly affiliated simultaneously with either Landlord or Tenant. These appointees shall appoint a third person with the same qualifications. The cost of the third appointee shall be borne equally by Landlord and Tenant. Each appointee shall determine the then fair market value rental rate for the space. Ninety-Five Percent (95%) of the average of the three figures arrived at by the appointees for the then fair market value rental rate shall be used as the base annual rent. The appointees shall also agree upon a formula for calculating additional rent. If they cannot agree on a formula by the time the base annual rent is determined, the formula for additional rent in the existing Lease shall be used with a new base period index for subsection 1.5(c) which will be the last published index for 2001, and a new base year for subsections 1.5(a) and 1.5(b) which will be 2001.

     39.2 (a) Provided that Tenant is not in default hereunder after expiration of applicable cure periods, that Tenant exercised the renewal option specified in Section 39.1, and further provided that Tenant gives written notice to Landlord at least (l) year before the Lease expiration date, Tenant shall have the right to extend the term of this Lease for a further term of Five (5) years from expiration of the initial extended term. Such extension shall be under the same terms, covenants and conditions, except that sections 27, 28, 29, 30, 31, 32, 34 and 35 shall not be applicable and the Base Annual Rent shall be Ninety-Five Percent (95%) of the then fair market value base annual rent plus additional rent, which shall be subject to mutual agreement between the parties. This provision shall be contingent upon Tenant occupying a substantial portion (51% or more) of the demised premises upon the commencement date of the extended term.

         (b) If Landlord and Tenant fail to agree upon such new terms, covenants and conditions including Ninety-Five Percent (95%) of the then fair market value base annual rent plus additional rent for the extended term within sixty
(60) days after the last day for Tenant's notice under section 39.1(a) above, each shall appoint, at its own expense, a member of the Washington D.C. Association of Realtors who has ten years experience, is knowledgeable in office rentals and is not directly affiliated simultaneously with either Landlord or Tenant. These appointees shall appoint a third person with the same qualifications. The cost of the third appointee shall be borne equally by Landlord and Tenant. Each appointee shall determine the then fair market value rental rate for the space. Ninety-Five Percent (95%) of the average of the three figures arrived at by the appointees for the then fair market value rental rate shall be used as the base annual rent. The appointees shall also agree upon a formula for calculating additional rent. If they cannot agree on a formula by the time the base annual rent is determined, the formula for additional rent in the existing Lease shall be used with a new base period index for subsection 1.5(c) which will be the last published index for 2006, and a new base year for subsections 1.5(a) and 1.5(b) which will be 2006.

     39.3 In the event Tenant does not accept the decision of the arbitrators as provided above, Tenant may elect, within ten (10) days thereafter, to withdraw its exercise of the renewal option thereby negating the same.

40.  ADDITIONAL SPACE OPTIONS

     40.1 Landlord agrees not to lease approximately 7,070 square feet contiguous to the demised premises on the Tenth (10th) floor until December 1, 1990. Anytime until December 1, 1990, Tenant may lease a minimum of 4,000 sq. ft. or up to 7070 sq. ft. of space under the same terms and conditions as those for the initial demised premises with the understanding that the concessions (rent waivers, credits and allowances) will be prorated based on the shorter lease term than that for the initial demised premises, and the Lease will be coterminous with the initial demised premises.

     40.2 Provided Tenant exercised its option to lease all or a portion of the 7,070 square feet of contiguous space on the Tenth floor as provided in section 40.1, that Tenant is not in default of any of the terms and conditions of this Lease, after expiration of the applicable cure periods, and further provided Tenant is in substantial occupancy (51% or more) of the demised premises at the time it exercises this space option, Tenant, by giving nine (9) months' prior written notice to Landlord, shall have the right to lease the following areas in accordance with the following schedule:

            FLOOR.                        AMOUNT          TIME FRAME
  --------------------------------------  -------  --------------------------
  A portion of the Balance of 10th floor  5,876    beginning 4th lease year.
  *Portion of 11th or 7th floor           6,000**  beginning 6th lease year.
  *Portion of 11th or 7th floor           6,000    beginning 8th lease year.
  *Portion of 11th or 7th floor           6,000    beginning 10th lease year.

(only if Tenant exercises its
renewal option)

*All space contiguous
**A portion may be on the 10th Floor if less than 7070 sq. ft. leased.

     40.3 If Tenant exercises any such option, then such space shall be made available to Tenant within six (6) months either before or after the time frames specified above, at Landlord's discretion.

     40.4 Provided Tenant did not exercise its option to lease the 7,070 square feet of contiguous space on the Tenth floor as provided in section 40.1, that Tenant is not in default of any of the terms and conditions of this Lease after expiration of the applicable cure period and further provided Tenant is in substantial occupancy (51% or more) of the demised premises at the time it exercises this space option, Tenant, by giving nine (9) months' prior written notice to Landlord, shall have the right to lease the following areas in accordance with the following schedule:

                   FLOOR                 AMOUNT         TIME FRAME
        ----------------------------     ------  --------------------------
        Portion of 10th floor            5,876   beginning 4th Lease year.
        Balance of 10th floor            7,070   beginning 6th Lease year.
        Portion of 7th or 11th floor     6,000   beginning 8th Lease year.
        Portion of 7th or 11th floor     6,000   beginning 10th Lease year.

        (only if Tenant exercises its
        renewal option)

     40.5 If Tenant exercises any such option, then such space shall be made available to Tenant within six (6) months either before or after the time frames specified above, at Landlord's discretion.

     40.6 As to either options 40.2 or 40.4, the terms and conditions for such space shall be at Ninety-Five Percent (95%) of the then fair market rental rate and upon such other concessions, terms and conditions as are being given to any new tenant leasing space in the building at that time or in comparable buildings in the Rosslyn-Ballston corridor.

     40.7 If Landlord and Tenant fail to agree upon such new terms, concessions and conditions including Ninety-Five Percent (95%) of the then fair market value base annual rent plus concessions for such additional space, each shall appoint, at its own expense, a member of the Washington D.C. Association of Realtors who is knowledgeable in office rentals, is not directly affiliated simultaneously with Landlord or Tenant, and has ten (10) years experience. These appointees shall appoint a third person with the same qualifications.
The cost of the third appointee shall be borne equally by Landlord and Tenant. Each appointee shall determine the then fair market value rental rate and concessions for the space. Ninety-Five Percent (95%) of the average of the three figures arrived at by the appointees for the then fair market value rental rate shall be used as the base annual rent. The appointees shall also agree upon a formula for calculating additional rent. If they cannot agree on a formula by the time the base annual rent is determined, the formula for additional rent in the existing Lease shall be used.

     40.8 If Tenant does not accept the arbitrators' decision, Tenant may elect, within ten (10) days thereafter, to withdraw its exercise of the space option thereby negating the same.

41.  RIGHTS OF FIRST OFFERING

     41.1 If, during the term of this Lease, the existing tenant(s) occupying any other space on the Seventh (7th), Tenth (10th) or Eleventh (11th) floors of the building elect(s) to vacate such space or do(es) not enter into a new lease agreement or exercise any extension or renewal rights under its/theirs existing Lease(s), and any other tenants in the building who were granted rights to such space before Tenant, whether by option, right of refusal, offering or otherwise, do not exercise the same, and such space thereby becomes available, Landlord shall first offer such space to Tenant in writing at Ninety-Five Percent (95%) of the then fair market rental rate and upon such other concessions, terms and conditions as are being given to any new tenant leasing space in the building at that time or in comparable buildings in the Rosslyn-Ballston corridor. Tenant shall have ten (10) days in which to accept Landlord's offer in writing. If Tenant fails to accept Landlord's offer within the time specified, due to disagreement over rent and/or concessions, then the parties shall arbitrate as provided in section 41.3. In the event Tenant accepts Landlord's offer for such space within the time specified, the term therefor shall begin from the date determined by the arbitrators, if necessary, to be consistent with the fair market value for the space, regardless of any time required by Tenant to construct, alter or redecorate the space to Tenant's requirements. Landlord makes no representation that carpeting or special improvements that may have been in the space prior to when the present occupant vacates the space will remain for Tenant's use. This right of first offering is contingent upon Tenant not being in default after expiration of applicable cure periods of any of the terms or conditions of this Lease at the time of Landlord's offer, and further contingent upon Tenant being in substantial (51% or more) occupancy of the demised premises at the time Tenant exercises its Right of First Offering.

     41.2 If, during the term of this Lease, the existing tenant(s) occupying any other space on any other floors of the building elect(s) to vacate such space or do(es) not enter into a new lease agreement or exercise any extension or renewal rights under its/theirs existing Lease(s), and the other initial tenants in the building who were granted, either before or after Tenant, options or prior rights of offering on such space do not exercise the same, and such space thereby becomes available, Landlord shall first offer such space to Tenant in writing at Ninety-Five Percent (95%) of the then fair market rental rate and upon such other terms and conditions as are being given to any new tenant leasing space in the building at that time or in comparable buildings in the Rosslyn-Ballston corridor. Tenant shall have ten (10) days in which to accept Landlord's offer in writing. If Tenant fails to accept Landlord's offer within the time specified, due to disagreement over rent and/or concessions, then the parties shall arbitrate as provided in section 41.3. In the event Tenant accepts Landlord's offer for such space within the time specified, the term therefor shall begin from the date determined by the arbitrators, if necessary, to be consistent with the fair market value for the space, regardless of any time required by Tenant to construct, alter or redecorate the space to Tenant's requirements. Landlord makes no representation that carpeting or special improvements that may have been in the space prior to when the present occupant vacates the space will remain for Tenant's use. This right of first offering is contingent upon Tenant not being in default after expiration of applicable cure periods of any of the terms or conditions of this Lease at the time of Landlord's offer, and further contingent upon Tenant being in substantial (51% or more) occupancy of the demised premises at the time Tenant exercises its Right of First Offering.

     41.3 If Landlord and Tenant fail to agree upon such new terms (including the commencement date of the term), concessions, and conditions including Ninety-Five Percent (95%) of the then fair market value base annual rent plus concessions for such additional space, each shall appoint, at its own expense, a member of the Washington D.C. Association of Realtors who is knowledgeable in office rentals and has ten (10) years experience. These appointees shall appoint a third person with the same qualifications. The cost of the third appointee shall be borne equally by Landlord and Tenant. Each appointee shall determine the then fair market value rental rate and concessions for the space. Ninety-Five Percent (95%) of the average of the three figures arrived at by the appointees for the then fair market value rental rate shall be used as the base annual rent. The appointees shall also agree upon a formula for calculating additional rent. If they cannot agree on a formula by the time the base annual rent is determined, the formula for additional rent in the existing Lease shall be used.

     41.4 If Tenant does not accept the arbitrators' decision, Tenant may elect, within ten (10) days thereafter, to withdraw its exercise of the space option thereby negating the same.

42.  BUILDING SERVICES AND UTILITIES

     42.1 Subject to any limitations imposed by governmental authorities having jurisdiction thereover, the HVAC equipment shall maintain an indoor temperature of 76 FDB in the summer, so long as the Washington National Airport outdoor temperature is below 94 FDB and 78 FWB, and of 72 FDB in the winter, so long as the Washington National Airport outdoor temperature is above 5 FDB.

     42.2 In Section 5.1, in the sixth line, after 'drapes' insert "except for shampooing of Tenant's rugs and carpeting required by reason of debris or stains caused by Landlord's cleaning contractor shall be performed as needed"; in the fourth line, delete 'Landlord's' and after 'practices' insert "in first-class office buildings"; in the sixth line, after 'carpeting' insert "(except for routine vacuuming)"; and at the end of the paragraph, change the period to a comma and insert "unless the demised premises are untenantable for five (5) consecutive business days, or ten (10) days in any period of one year, then Tenant may abate paying rent until such service is restored."

     42.3 In Section 5.2, in the second line, change '72' to "24".

     42.4 In Subsection 5.3(a), in the first line, after 'machinery' insert "not shown on Tenant's working drawings".

     42.5 In subsection 5.3(b), in the first line, after 'lighting' insert "but excluding standard HVAC services"; and delete the second sentence entirely.

     42.6 In Subsection 5.3(c), in the last line, before 'service' insert "reasonable".

     42.7 Notwithstanding section 5.3, to the extent Tenant's electricity consumption exceeds 5 watts per square foot per hour (excluding building standard HVAC), Tenant agrees to pay for the excess electricity consumed for the use of an auxiliary air conditioning unit, lighting, computer operation and any other special electric equipment resulting in electric consumption in excess of five (5) watts per square foot per hour excluding building standard HVAC. Landlord agrees, if necessary, to install and maintain a submeter to determine any excess electrical consumption at Landlord's expense.

     42.8 Notwithstanding section 5.2, the current cost of overtime HVAC services is as follows:

          $51.86 per hour for one (1) floor/Monday - Saturday
          $62.75 per hour for one (l) floor/Sundays & holidays
          [minimum of four (4) hours on Sundays & holidays only]

[Said rates shall be increased $19.14 per hour for each additional floor for energy costs with no additional charge for labor costs regardless of the number of floors operated. Further, Landlord agrees to pro-rate among all tenants simultaneously obtaining overtime HVAC services the labor costs as aforesaid.]

These rates are subject to change to reflect increases in electrical rates and/or engineers' wages.

     42.9 The legal holidays recognized by Landlord are as follows:

     New Year's Day
     Presidents' Day
     Memorial Day
     Independence Day
     Labor Day
     Columbus Day
     Thanksgiving Day
     Christmas Day

43.  SUBLETTING AND ASSIGNMENT

     43.1 Notwithstanding the requirement to the contrary in section 4.1, Tenant shall not be required to obtain Landlord's consent to sublet all or any part of the demised premises or to assign the Lease to any parent, successor (whether by merger, consolidation or otherwise, including any party acquiring substantially all of Tenant's assets), subsidiary or affiliated company, but Tenant shall furnish Landlord with written notice and a fully-executed copy of any such sublease or assignment agreement, together with a floor plan of the sublet area. Any such subletting shall be subject to the remaining provisions of sections 4.1 and 4.4.

     43.2 Any sublessee or assignee of Tenant shall be entitled to the same rights and services from Landlord as Tenant.

     43.3 Sections 4.2 and 4.3 are hereby deleted entirely.

44.  ROOF ANTENNA

     44.1 (a) Landlord agrees that Tenant, at its expense, may install up to three (3) antennae on the roof of the building subject to Landlord's and any necessary governmental approval of the exact location, size, style, material and method of installation. There will be no rental charge, license fee or other payment for such antennae.

     (b) At such time as Landlord approves said antenna, Tenant and Landlord hereby agree to enter into a separate Antenna License Agreement setting forth all terms and conditions of installation and maintenance.

     (c) Tenant shall have access at all times to an area on the roof of the building of approximately 10 X 10 to house equipment equipment to test cellular communication equipment. There will be no charge to Tenant for such access or storage on the roof.

45.  NONDISTURBANCE

     45.1 Notwithstanding anything to the contrary in section 13, Landlord agrees to obtain a nondisturbance agreement from existing and future mortgagees granting unto Tenant the right to continue peacefully in possession of the demised premises in the event of foreclosure under any existing or future deed of trust or termination of any existing or future ground lease, as long as Tenant is not in default under this Lease. Such agreement shall be contingent upon Tenant's agreement to attorn to and recognize any purchaser at any foreclosure sale, any subsequent ground lessor, its successors or assigns, as the successor-in-interest to Landlord in the event of foreclosure or termination of such ground lease.

46.  MORTGAGEE PROTECTION CLAUSE

     46.1 Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the addresses of such Mortgagees and/or Trust Deed Holders. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional 30 days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within such 30 days any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being diligently pursued.

47.  CURE DEFAULT

     47.1 Notwithstanding anything to the contrary in sections 2.1 and 12.1, if Tenant defaults in the payment of rent, or defaults in the performance of any other covenants, conditions and agreements, or rules and regulations herein contained, Landlord shall give Tenant written notice of such default. If Tenant fails to cure any rent (or additional rent) default within ten (10) days, or fails to cure any other default within twenty (20) days after such notice, or if such other default is of such nature that it cannot be completely cured within said twenty (20), if Tenant does not commence such curing within twenty (20) days and thereafter proceed with reasonable diligence and in good faith, then Landlord may terminate this Lease on not less than ten (10) days notice to Tenant. On the date specified in such notice, the term of this Lease shall terminate, and Tenant shall then quit and surrender the premises to Landlord. If this Lease shall have been so terminated by Landlord, Landlord may at any time thereafter take possession of the demised premises by any lawful means and remove Tenant or other occupants and their effects.

48.  REASONABLENESS OF LANDLORD AND TENANT

     48.1 Notwithstanding anything to the contrary contained herein, whenever Landlord's or Tenant's approval or consent is required, it shall not be unreasonably withheld, conditioned or delayed.

49.  INTERIOR AND EXTERIOR SIGNAGE

     49.1 Landlord agrees that Tenant shall have exclusive exterior signage rights among the Building tenants, and Tenant may install two (2) signs with its logo on the exterior of the building, subject to governmental approval of the exact location, size, style, material and method of application. In the event Tenant's demised premises are reduced to 35,000 square feet or less, Landlord, at its option, will have the right to have such exterior signage removed.

     49.2 Tenant, at its expense, may install appropriate signage, logo, etc., on its suite entry door or in the elevator lobby on the full floors occupied by Tenant. The design and installation of said interior signage shall be subject to Landlord's prior approval.

     49.3 Landlord, at its expense, shall provide a building directory board and Tenant shall be permitted group and alphabetical listings on said directory.

50.  ADJUSTMENT OF SPACE SIZE

     50.1 Tenant shall have the right to increase the square footage upon the same prorated terms and conditions (rent waivers, Landlord's contributions and reimbursements) after a preliminary space plan has been finalized.

51.  BUILDING SECURITY AND TENANT ACCESS

     51.1 Landlord, at its expense, will furnish and install a Kastle Electronic System on up to twelve Tenant entries from common areas on the Eighth, Ninth and Tenth floors, it being understood that the card access reader shall provide limited access to each of Tenant's floors.

     51.2 Tenant shall have continuous access to the demised premises and the garage of the building.

52.  GROSSED UP OPERATING EXPENSES AND REAL ESTATE TAXES

     52.1 Notwithstanding anything in this Lease to the contrary, Operating Expenses and Real Estate Taxes for the Base Year shall the be "grossed-up" on the basis of a Ninety-Five Percent (95%) occupied building and fully assessed building. Without limiting year the foregoing, Operating Expenses for the Base Year only shall be grossed up to reflect the impact of savings or discounts which result from reduced first year service contracts, manufacturers' guarantees, and similar items which temporarily lower Operating Expenses. Tenant shall receive no less favorable treatment as to such gross up of taxes and expenses than Landlord gives to the "most favored" tenant of the building, but in no event shall real estate taxes for the base year be less than $1.86 per square foot nor shall operating expenses [ILLEGIBLE] be less than $5.30 per square foot.

53.  EXECUTION OF DOCUMENT

     53.1 In the event Tenant does not execute and return this document by the close of business on July 18, 1990, then Landlord may market the subject space to others without further notice to Tenant.

54.  LIFE SUPPORT SYSTEMS/HANDICAP FACILITIES

     54.1 Landlord represents that the building will be equipped with the following life support systems:

     1.   Sprinklers

     2.   Elevator Recall

     3.   Voice Communication System for Emergency Instructions

     4.   Smoke Detectors

     5.   Fire Alarms

     6.   Smoke Release System

     7.   Stairwell Pressurization

     8.   Braille Floor Indicators for Elevators

     9.   Handicapped Parking

     10.  Restroom Equipped for Handicapped Persons

     11.  Curbside Ramp Cutouts on Sidewalk

55.  BUILDING SECURITY SYSTEM

     55.1 Landlord at its expense will furnish and install a Kastle Electronic System (card access) on up to twelve (12) suite entry doors in total on the Eighth, Ninth, and Tenths floors (card or key access may be programmed such that only employees working on particular floors may enter the same); all other entry or exit doors from Tenant's space to the common areas on the floor will be alarmed; and on each suite entry door (one only) of any additional leased space.

     55.2 Kastle will provide to the building tenants a centrally monitored, computer controlled intrusion detection and tenant access system for "after hours" entry into the building at certain locations. This is a two-faceted control system. A building perimeter intrusion and tenant access control that is remotely monitored "after hours" for entry into the building at certain locations. This portion of the system is designed to admit Tenant and, by prior arrangement on each separate occasion, authorized guests. This system is designed to control unauthorized perimeter entry by a person(s) during the time when the system is activated. The office suite intrusion and tenant access control is designed to permit authorized tenants access to their suite "after hours". This portion of the system is also remotely monitored and computer controlled with the ability to identify individual suites entered after hours by authorized persons and to detect unauthorized entry via a perimeter suite door. This individual system is completely controlled by the Tenant, and can include additional options for internal security if needed.

56.  DEFAULTS AND REMEDIES

     56.1 In Section 12.2, in the last line, before 'unless' insert "or Tenant"; and change the second 'Landlord' to "the affected party".

     56.2 In Section 12.3, in the seventh line, after 'expenses' insert "(prorated based on the remaining lease term and the new term)"; and at the end of the paragraph, add: "Notwithstanding the foregoing, Landlord shall use reasonable efforts to mitigate its damages."

     56.3 In Section 12.5, in the first line, after 'Landlord' insert "or Tenant"; and in the third line, delete 'Landlord's'.

57.  LIABILITY OF LANDLORD

     57.1 Nothing contained in section 8.2 shall be construed to require Tenant to indemnify and hold harmless Landlord, its agents or employees, from Landlord's liability to third parties for its negligent or willful acts or omissions.

     57.2 Notwithstanding anything to the contrary in section 8, Landlord shall be liable for its negligent or willful acts or omissions and that of its agents or employees.

     57.3 In Section 8.2, in the fourth line, after the first 'Tenant' insert a period and delete the remainder of the paragraph .

     57.4 In Section 8.3, delete the last sentence in its entirety.

58.  ADDITIONAL RENT

     58.1 In Subsection 2.2(a), in the fourth line, after 'part' insert a period and delete the rest of the sentence; and at the end of the paragraph, insert the following:

     "The term real estate taxes shall not include any of the following: (i) any taxes levied or assessed upon the net income of the Landlord from the land or the building of which the demised premises are a part; (ii) inheritance, estate, capital levy, recordation, and/or transfer taxes; (iii) any interest or penalties arising due to Landlord's failure to pay any taxes in a timely fashion; (iv) any assessments on land or improvements outside the tax parcel of the building incorporating the demised premises. Additional rent for real estate taxes is calculated based on each particular building and the land underlying it. To the extent that the garage tenant of the building is reimbursing Landlord for real estate taxes, such amounts shall be credited against the total real estate taxes for the building (i.e. Tenant shall not pay a proportionate share of real estate taxes without reduction of the garage tenant's tax obligation). If any real estate tax or assessment is payable in annual or semiannual installments over a term in excess of one year, only the amount actually payable in any calendar year shall be included for purposes of determining real estate tax expenses under this Lease; provided, however, that if Landlord maintains its accounts on an accrual basis, said taxes or assessment may be accrued for no more than twelve (12) months."

     58.2 In Subsection 2.2(b)(i), in the fifth line, delete 'installed to' and substitute "which"; in the sixth line, delete the first 'or' and substitute "using"; and in the seventh line, after 'taxes' insert a period and delete the remainder of the sentence.

     58.3 In Subsection 2.2(b)(ii), in the last line, delete 'and brokerage commissions' and substitute the following:

          "any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same exceeds arms-length competitive prices paid in Washington, D.C. for the services or goods provided; costs incurred by reason of any changes in governmental laws, rules or regulations occurring during the Lease term; costs directly resulting from the negligence or willful misconduct of Landlord or its agents, contractors or employees; interest and amortization of funds borrowed by Landlord, reserves for repairs, maintenance and replacements, advertising, legal fees, commissions, and space planning expense incurred in procuring tenants for the building; wages salaries or other compensation paid to employees, other than employees working at the building, of any property management organization being paid a fee by Landlord for its services; amounts paid to partners, shareholders, officers of directors of Landlord; costs of electricity outside normal business hours sold to tenants of the building; expenses for repairs, replacements or improvements arising from initial construction of the building to the extent that they are reimbursed to Landlord through warranties from contractors or suppliers or resulting from deficiencies in design or workmanship; management fees in excess of 3% of the gross rents of the building; accounting or legal fees other than those incurred in connection with reducing or attempting to reduce operating expenses; interest or penalties arising by reason of Landlord's failure to timely pay any operating expenses; costs incurred to remedy, repair or otherwise correct any defects or violations of the Building; costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations); costs incurred for maintenance of any retail areas of the Building; costs of any capital improvements, except as specifically provided above; costs incurred to remove any hazardous or toxic wastes, materials or substances from either the Building or Land; and Landlord's general corporate overhead and general and administrative expenses;"

     58.4 In Subsection 2.2(c), in the third line, delete 'all items for Washington, D.C. SMSA (C.P.I.W.) (1967 = 100)' and substitute "(CPI-W) for Washington, DC - MD - VA all items Index (1982-84=100)".

     58.5 In subsection 2.2(d), at the end of the paragraph, add:
"Notwithstanding the foregoing, Landlord shall not use a 'short year' with respect to the base operating expenses and real estate taxes in either 1991 or the last year of the Lease term."

     58.6 Whenever operating expenses are allocated among buildings in the complex, the allocation of common costs shall be apportioned based on the relative square footage of office space in the buildings.

59.  TENANT HOLDOVER

     59.1 In Section 14.1, in the fourth line, change 'stipulated by Landlord' to "as agreed by the parties".

     59.2 In Section 14.2, in the third line, change 'three' to "one and one-half"; and in the fifth line, delete 'direct and consequential,'.

60.  LIMITATION OF LIABILITY

     60.1 Section 19.1 is hereby deleted in its entirety.

61.  ADDITIONAL RENT ESTIMATES AND ADJUSTMENTS

     61.1 In Subsection 2.3(a), in the second line, before 'estimate' insert "reasonable (but no more than 10% above the previous year's additional rent)".

     61.2 In Subsection 2.3(d), in the first line, change 'ten (10)' to "sixty
(60)"; in the fourth line, change 'thirty (30)' to "one hundred twenty (120)"; and in the last line, change 'ten (10)' to "thirty (30)".

     61.3 In Subsection 2.3(e), in the last line, change 'accountant's' to "and Tenant's reasonable auditing"; and at the end of the paragraph, add:
"Notwithstanding the foregoing, if Tenant's audit establishes an undercharge of operating expenses to Tenant, then Landlord's right to reimbursement of its audit expenses shall be offset by the amount of such undercharge, and Tenant's audit expenses will also be deducted from the amount of the undercharge."

62.  RENT ADJUSTMENT LIMIT

     62.1 In Section 2.4, at the end of the paragraph, change the period to a comma and insert "subject to Section 27 hereof."

63.  LATE PAYMENT FEE

     63.1 In Section 2.9, in the second line, before 'it' insert "notice that it has not been paid when"; change 'five percent (5%)' to "three percent (3%)"; and in the last line, after the first 'rent' insert a period and delete the rest of the sentence.

64.  USE AND UPKEEP OF PREMISES

     64.1 In Section 6.3, in the third and fourth lines, delete 'obstruct, or interfere ... conflict with them, or'; and in the fifth line, after 'thereof' insert "(of which Tenant has been given actual knowledge)".

     64.2 In Subsection 6.4(a), in the fifth sentence, after 'apparatus' insert "(not shown on Tenant's working drawings)"; and in the ninth and tenth lines of subsection 6.4(b), change 'five (5)' to "ten (10)".

     64.3 In Subsection 6.4(c), in the second and sixth lines, after 'premises' insert "installed after the lease commencement date"; in the seventh line, after 'expense' change the period to a comma and insert "provided Landlord so advised Tenant when Tenant requested Landlord's consent thereto."; and delete the last sentence entirely.

     64.4 In Subsection 6.4(d), in the third line, before 'part' insert "non-structural"; and at the end of the paragraph, insert "Notwithstanding the foregoing, Landlord will perform any such repairs or alterations in a manner and at such times as to minimize interference with Tenant's business. Tenant's pro rata share of operating expenses and real estate taxes, together with the amount of base annual rent payable hereunder, for the space lost shall be prospectively adjusted and reduced to reflect the loss of any rentable area to Tenant resulting from the exercise by Landlord of its rights under this section."

     64.5 In Section 6.5, in the first line, after 'maintain' insert "in a first-class manner and in compliance with all codes"

     64.6 In Section 6.6, delete the second and third sentences in their entirety.

     64.7 In Section 6.7, in the fourth line, after 'building' insert "which is 100 pounds per square foot".

     64.8 In Subsection 6.8(a), in the first line, after '1.8' delete the period and insert "except with the prior written consent of the building manager." Landlord acknowledges that Tenant desires to move in on a Saturday.

     64.9 In Section 6.9, in the first line, after 'guests' insert "while on the demised premises"; in the third line, delete 'substantially'; delete the second sentence in its entirety; and at the end of the paragraph, change the period to a comma and insert "provided that Landlord shall equitably enforce all rules and regulations."

     64.10 In Section 6.10, in the last line, after 'tear' insert "and damage by fire, casualty, condemnation or Landlord".

     64.11 Subject to the Mutual Waiver of Subrogation provisions, nothing herein shall be deemed to release Landlord from liability to Tenant to repair and/or replace any damaged or destroyed equipment or furnishings of Tenant to the extent the need there for arises by reason of the negligence or willful misconduct of Landlord, its agents, employees or contractors.

65.  MUTUAL WAIVER OF SUBROGATION

     65.1 Tenant hereby waives any right it may have against Landlord or Landlord's Agent on account of any loss or damage occasioned to Tenant, its property, the Demised Premises or its contents arising from any risk generally covered by fire and extended coverage insurance, whether or not such a policy shall be in force. Landlord hereby waives any rights it may have against Tenant on account of any loss or damage occasioned to Landlord, its property, or to the Building of which the Demised Premises are a part arising from any risk generally covered by fire and extended coverage insurance, whether or not such a policy shall be in force. If either Landlord or Tenant shall be unable, after using their best efforts, to obtain and/or maintain the waiver of subrogation set forth in the immediately preceding sentence from its insurance carrier(s) (or from any other insurance carrier(s) without substantial increased cost) and shall so notify the other party of such inability within thirty (30) days thereafter, then such waiver of subrogation shall no longer be effective until obtainable.

66.  DAMAGE

     66.1 In Section 9.2, in the second line, delete 'without the fault or neglect of Tenant, its agents, employees, invitees or visitors'; in the eighth and ninth lines, delete 'as building standard items' and delete the penultimate sentence in its entirety.

     66.2 In Section 9.3, in the eighth line, change 'ninety (90)' to "one hundred twenty (120)" and delete 'so as to be entirely untenantable'; in the ninth line, after 'then' insert "Tenant or"; in the tenth line, change 'Tenant' to "the other"; and at the end of the paragraph, add: "Notwithstanding the forgoing, Landlord shall not terminate this Lease unless Landlord terminates all other leases whose premises are similarly affected."

67.  CONDEMNATION

     67.1 In Section 10.1, in the eighth line, after 'condemnation' change the period to a comma and insert "provided Landlord also terminates all other leases similarly affected."; and in the last line, change 'fifty percent (50%)' to "twenty percent (20%)".

68.  ESTOPPEL CERTIFICATES

     68.1 In Section 13.2, delete the fourth sentence entirely; and at the end of the paragraph, insert "Tenant shall similarly be entitled to request estoppel certificates from Landlord."

69.  LANDLORD'S INSURANCE

     69.1 At all times during the term of this Lease and during such other time that Tenant occupies the Premises or any part thereof, Landlord shall at its cost and expenses, but nevertheless to be included in Operating Expenses, obtain and maintain (or cause to be obtained and maintained) insurance policies providing at least the following coverages:

          (a) Comprehensive general liability insurance (including automobile liability) on a per occurrence basis with a combined single limit of One Million Dollars ($1,000,000.00) per occurrence and endorsed to insure the contractual liability assumed by Landlord and covering Landlord as insured.

          (b) All risk property damage insurance (including theft) covering Landlord's real and personal property in the Building.

70.  BROKERS AND COMMISSIONS

     70.1 Landlord and Tenant hereby represent and warrant to the other that, in connection with this Lease, the party so representing and warranting has not dealt with any real estate broker, agent or finder, and there is no commission, charge or other compensation due on account thereof in regard thereto, excepting only The Fred Ezra Company, 4520 East-West Highway, Bethesda, Maryland, whose commission is the responsibility of Landlord. Each party hereto shall indemnify and hold harmless the other against and from any inaccuracy in such party's representation and warranty, and the rights, obligations, warranties and representations of the parties hereto under the provisions of this Section shall survive the expiration of the term, or the sooner termination of this Lease pursuant to the other provisions hereof.

71.  FAIR MARKET VALUE

     71.1 For the purposes of determining rental for the renewal option in
Section 39, additional space options in section 40, and first offering space (See Section 41), "fair market value" shall be defined as the rent obtained in signed renewal leases within twelve (12) months prior to beginning of the applicable renewal period or space of a size closest to that of the demised premises with comparable finish and quality, in buildings of comparable size, quality, age, and location in the Rosslyn-Ballston corridor. Fair market value rent shall reflect any Landlord concessions such as rental abatement or cash contributions as well as brokerage commissions. Such concessions can either be provided as such or amortized into (deducted from) the rent.

72.  ACCESS TO PREMISES

     72.1 Landlord agrees to give thirty (30) days prior written notice to Tenant of the date that Landlord anticipates the demised premises will be ready for Tenant's occupancy. Notwithstanding any provisions to the contrary in section 3.2, Tenant shall have the right to enter the demised premises prior to the Lease Commencement Date to make Tenant installations, without liability for rent during such period, but subject to all other terms, covenants, conditions and provisions of this Lease, provided such work by Tenant or Tenant's contractors does not interfere with Landlord's construction work.

     72.2 In Section 7.1, in the second line, after 'times' insert "after reasonable notice (except in emergencies)".

     72.3 Landlord's access to the demised premises shall be subject to Tenant's security regulations and shall be done in such manner as to minimize interference with Tenant's business.

                              ASSIGNMENT OF LEASE
                                      AND
                       LANDLORD'S CONSENT TO ASSIGNMENT

     THIS ASSIGNMENT OF LEASE is made on December 31, 1993, among SECOND COURTHOUSE PLAZA ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (hereinafter "Landlord"), LCC, INCORPORATED, a Kansas Corporation (hereinafter "Assignor"), and TELCOM VENTURES, L.L.C., a Delaware limited liability company (hereinafter "Assignee"), who agree as follows:

     Recitals. This Assignment of Lease is made with reference to the following facts and objectives:

          a. Landlord and LCC, Incorporated, as Tenant, entered into a written lease dated July 23, 1990 (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord office space known as Suites 800, 900 and 1000, containing approximately 46,722 square feet of office space in the building known as Arlington Courthouse Plaza II (the "Premises"), located at 2300 Clarendon Boulevard, Arlington, Virginia, for a term expiring
November 30, 2000;

          b. Assignor desires to assign all its right, title and interest in the Lease to the above referenced Assignee; and

          c. Landlord consents to the proposed Assignment on the conditions set forth in this Agreement.

     NOW, THEREFORE, the parties agree as follows:

          1. Effective Date of Assignment. The Assignment of said Lease shall be effective as of December 23, 1993 (the "Effective Date").

          2. Assignment and Assumption. Assignor assigns and transfers to Assignee all of its right, title and interest in the Lease, and Assignee accepts the Assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all the provisions of the Lease.

          3. Landlord's Consent. Landlord consents to this Assignment, expressly without waiver of the restriction concerning further assignment, and Assignee explicitly agrees not to assign, transfer, convey or hypothecate any interest of Assignee under the Lease without Landlord's express, written, prior consent, which Landlord, in its sole discretion, may give or withhold. Any assignment or transfer without Landlord's consent shall be null, void and of no force or effect.

          4. Assignor's Liability. Assignor shall remain liable for the performance of the provisions of the Lease, as assigned, just as though Landlord's consent had not been given.

          5.   Default of Lease; Notice to Assignor.

          a) Notice to Assignor. Landlord will send to Assignor any notice of default that Landlord sends to Assignee.

          b) Right to Cure. If Assignee is in default of the Lease, before Landlord will exercise any of the rights available to Landlord by reason of any default, Assignor shall have the right for a period of five (5) days after the period expires for curing rent defaults and ten (10) days after the period for curing non-rent defaults, in which to cure any default of Assignee. If any default, other than non-payment of rent, cannot reasonably be cured within the additional ten (10) day period, the commencement of the cure of the default within the ten (10) day period shall be deemed to cure the default, provided the cure is diligently pursued to completion.

          c) Remedies of Assignor. Assignee expressly agrees to hold Assignor harmless from any and all claims that may arise from Assignee's breach of the Lease, as assigned, and in connection therewith, Assignee agrees to reimburse Assignor all attorneys' fees, costs and expenses in connection therewith, and Assignee waives all rights of exemption.

          6. Amendment of Lease. If Landlord and Assignee enter into any agreement that amends the Lease to increase the financial obligation of the Tenant without Assignor's consent in writing, then any such amendment of the Lease shall be of no force or effect as to Assignor, who shall nevertheless remain obligated under the original terms of the Lease.

          7.   Miscellaneous.

          a) Notice. Any notice, demand, request, consent, approval or communication that either party desires, or is required to give to the other party or any other person, shall be in writing and either served personally or sent by pre-paid U.S. Certified or Express Mail.

          Notices to Assignee shall be given at:

          Telcom Ventures, L.L.C.
          2300 Clarendon Boulevard
          Suite 800
          Arlington, Virginia  22201

          b) Successors. This Assignment shall be binding upon, and inure to the benefit of, the parties and their successors.

          IN WITNESS WHEREOF, Landlord has caused these presents to be signed and sealed by one or more of its general partners or authorized agents, Assignor has caused these presents to be signed in its corporate name by its duly authorized office and its corporate seal to be hereto affixed and duly attested by its secretary, and Assignee has caused these presents to be signed in its corporate name by its duly authorized office and its corporate seal to be hereto affixed and duly attested by its secretary.

WITNESS:                      LANDLORD:  SECOND COURTHOUSE
                                         PLAZA ASSOCIATES LIMITED
                                         PARTNERSHIP


                              By: Charles E. Smith Mgm't., Inc.
                                  Agent for Landlord


  /s/ Rosemary Emerson        By   /s/ Ralph P. Silverman (SEAL)
- -------------------------       --------------------------
                                     Senior Vice President


ATTEST:                       ASSIGNOR:  LCC, INCORPORATED



  /s/ John S. Fischer         By   /s/ Rajendra Singh   (SEAL)
- ------------------------        ------------------------
Seal  Assistant Secretary       Name:  Rajendra Singh
                                Title:

ATTEST:                       ASSIGNOR:  TELCOM VENTURES, L.L.C.


     /s/ John S. Fischer      By   /s/ Rajendra Singh       (SEAL)
- -----------------------------   ---------------------------
Seal         General Counsel    Name:  Rajendra Singh
                                Title:

                              ASSIGNMENT OF LEASE
                                      AND
                       LANDLORD'S CONSENT TO ASSIGNMENT

     THIS ASSIGNMENT OF LEASE is made on ____________________, 199__, among SECOND COURTHOUSE PLAZA ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (hereinafter "Landlord"), TELECOM VENTURES L.L.C., a Delaware limited liability company (hereinafter "Assignor"), and LCC, L.L.C., a Delaware limited liability company (hereinafter "Assignee"), who agree as follows:

     Recitals. This Assignment of Lease is made with reference to the following facts and objectives:

          a. Landlord and LCC, Inc., as Tenant, entered into a written lease dated July 23, 1990 (the "Lease"), in which Landlord leased to Tenant and Tenant leased from Landlord office space known as Suites 800, 900 and 1000, containing approximately 46,722 square feet of office space in the building known as Arlington Courthouse Plaza Two, designated by street address as 2300 Clarendon Boulevard, Arlington, Virginia (the "Premises"), for a term expiring November 30, 2000, which was assigned to Telcom Ventures L.L.C., as Tenant, by an agreement dated December 31, 1993;

          b. Assignor desires to assign all its right, title and interest in the Lease to the above referenced Assignee; and

          c. Landlord consents to the proposed Assignment on the conditions set forth in this Agreement.

          NOW, THEREFORE, the parties agree as follows:

          1. Effective Date of Assignment. The Assignment of said Lease shall be effective as of _______________, 1995 (the "Effective Date").

          2. Assignment and Assumption. Assignor assigns and transfers to Assignee all of its right, title and interest in the Lease, and Assignee accepts the Assignment and assumes and agrees to perform, from the Effective Date, as a direct obligation to Landlord, all the provisions of the Lease.

          3. Landlord's Consent. Landlord consents to this Assignment, expressly without waiver of the restriction concerning further assignment, and Assignee explicitly agrees not to assign, transfer, convey or hypothecate any interest of Assignee under the Lease without Landlord's express, written, prior consent, which Landlord, in its sole discretion, may give or withhold. Any assignment or transfer without Landlord's consent shall be null, void and of no force or effect.

          4. Assignor's Liability. Assignor shall remain liable for the performance of the provisions of the Lease, as assigned, just as though Landlord's consent had not been given.

          5.   Default of Lease; Notice to Assignor.

          a) Notice to Assignor. Landlord will send to Assignor any notice of default that Landlord send to Assignee.

          b) Right to Cure. If Assignee is in default of the Lease, before Landlord will exercise any of the rights available to Landlord by reason of any default, Assignor shall have the right for a period of five (5) days after the period expires for curing rent defaults and ten (10) days after the period for curing non-rent defaults, in which to cure any default of Assignee. If any default, other than non-payment of rent, cannot reasonably be cured within the additional ten (10) day period, the commencement of the cure of the default within the ten (10) day period shall be deemed to cure the default, provided the cure is diligently pursued to completion.

          c) Remedies of Assignor. Assignee expressly agrees to hold Assignor harmless from any and all claims that may arise from Assignee's breach of the Lease, as assigned, and in connection therewith, Assignee agrees to reimburse Assignor all attorneys' fees, costs and expenses in connection therewith, and Assignee waives all rights of exemption.

          6. Amendment of Lease. If Landlord and Assignee enter into any agreement that amends the Lease to increase the financial obligation of the Tenant without Assignor's consent, then any such amendment of the Lease shall be of no force or effect as to Assignor, who shall nevertheless remain obligated under the original terms of the Lease.

          7.   Miscellaneous.

          a) Notice. Any notice, demand, request, consent, approval or communication that either party desires, or is required to give to the other party or any other person shall be in writing and either served personally or sent by pre-paid U.S. Certified or Express Mail.

          Notices to Assignee shall be given at:

          2300 Clarendon Boulevard
          Suite 800
          Arlington, Virginia  22201

          b) Successors. This Assignment shall be binding upon, and inure to the benefit of the parties and their successors.

          IN WITNESS WHEREOF, Landlord has caused these presents to be signed and sealed by one or more of its general partners or authorized agents, Assignor has caused these presents to be signed in its corporate name by its duly authorized office and its corporate seal to be hereto affixed and duly attested by its secretary, and Assignee has caused these presents to be signed in its corporate name by its duly authorized office and its corporate seal to be hereto affixed and duly attested by its secretary.

WITNESS:                      LANDLORD:  SECOND COURTHOUSE
                                         PLAZA ASSOCIATES LIMITED
                                         PARTNERSHIP



                              By                            (SEAL)
- ----------------------          ---------------------------
                                         General Partner


ATTEST:                       ASSIGNOR:  TELCOM VENTURES L.L.C.



     /s/ [illegible]          By   /s/ John S. Fischer      (SEAL)
- ---------------------------     ---------------------------
Seal      Corporate Counsel     Name:  John S. Fischer
                                Title:  V.P. of Legal Affairs

ATTEST:                       ASSIGNOR:  LCC, L.L.C.


     /s/ [illegible]          By   /s/ John S. Fischer      (SEAL)
- ---------------------------     ----------------------------
Seal      Corporate Counsel     Name:  John S. Fischer
                                Title:  V.P. of Legal Affairs

                           LEASE EXTENSION AGREEMENT

     THIS LEASE EXTENSION AGREEMENT made this 19th day of March, 1996, by and between SECOND COURTHOUSE PLAZA ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership (hereinafter "Landlord"), and LCC, L.L.C., a Delaware limited liability company, successor in interest to LCC, Inc., and Telcom Ventures L.L.C. (hereinafter "Tenant").

     WITNESSETH:

     WHEREAS, Landlord and LCC, Inc., as Tenant, hereto entered into a lease agreement dated July 23, 1990 (the "Lease"), which provides for the leasing of Suites 800, 900 and 1000, consisting of approximately 46,722 square feet of office space in the building known as Arlington Courthouse Plaza Two designated by street address as 2300 Clarendon Boulevard, Arlington, Virginia (the "Premises"), which was assigned to Telcom Ventures L.L.C. by an agreement dated December 31, 1993, and further assigned to LCC, L.L.C. by an agreement dated May 25, 1995, such lease having been terminated effective November 30, 1996; and

     WHEREAS, the parties hereto desire to extend the term of the aforesaid
Lease.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The Lease is hereby extended for a further period of Four (4) months, commencing December 1, 1996, and expiring March 31, 1997, at the Base Annual Rent and accumulated Additional Rent specified therein.

     2. Notwithstanding anything to the contrary in Section 38 of the Lease, Tenant agrees to pay to Landlord the liquidated damages specified therein in the sum of One Million Seventy Thousand Seven Hundred Twelve and 50/100 Dollars ($1,070,712.50) no later than October 31, 1996.

     3. All of the terms and conditions of the Lease, as previously amended and as modified by this Lease Extension Agreement, shall remain in full force and affect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the day and year hereinbefore first written.



WITNESS:                            LANDLORD:  SECOND COURTHOUSE
                                               PLAZA ASSOCIATES LIMITED
                                               PARTNERSHIP


/s/ JENNIFER E. THOMPSON            BY /s/ ROBERT P. KOGOD             (SEAL)
- ---------------------------           ---------------------------------
                                       General Partner


ATTEST:                             TENANT:LCC, L.L.C.


                                    BY /s/ PIYUSH SODHA                (SEAL)
- ---------------------------           ---------------------------------
                                       Name:
(Seal)                                 Title: